                                                                    EXHIBIT 4.02

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------
                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                November 24, 2004

                                      among

                                 KELLOGG COMPANY

                     The Borrowing Subsidiaries Party Hereto

                            The Lenders Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           J.P. MORGAN EUROPE LIMITED,
                                 as London Agent

                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                                as Canadian Agent

                         J.P. MORGAN AUSTRALIA LIMITED,
                               as Australian Agent

                               BARCLAYS BANK PLC,
                              as Syndication Agent

                             BANK OF AMERICA, N.A.,
                                 CITIBANK, N.A.
                                       and
                                 SUNTRUST BANK,
                           as Co-Documentation Agents

                           ---------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                                BARCLAYS CAPITAL,
                  as Joint Lead Arrangers and Joint Bookrunners

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                       ARTICLE I

                                                      Definitions

SECTION 1.01.  Defined Terms..................................................................................     1
SECTION 1.02.  Classification of Loans and Borrowings.........................................................    29
SECTION 1.03.  Terms Generally................................................................................    29
SECTION 1.04.  Accounting Terms; GAAP.........................................................................    30
SECTION 1.05.  Exchange Rates.................................................................................    30
SECTION 1.06.  Determinations Made in Good Faith..............................................................    31

                                                      ARTICLE II

                                                      The Credits

SECTION 2.01.  Commitments....................................................................................    31
SECTION 2.02.  Loans and Borrowings...........................................................................    32
SECTION 2.03.  Requests for Revolving Borrowings..............................................................    34
SECTION 2.04.  Competitive Bid Procedure......................................................................    35
SECTION 2.05.  Letters of Credit..............................................................................    37
SECTION 2.06.  Canadian Bankers' Acceptances..................................................................    41
SECTION 2.07.  Australian Reliquification Bills...............................................................    44
SECTION 2.08.  Funding of Borrowings and B/A Drawings.........................................................    45
SECTION 2.09.  Interest Elections.............................................................................    46
SECTION 2.10.  Termination and Reduction of Commitments; Increase and Adjustment of Tranche Commitments.......    48
SECTION 2.11.  Repayment of Loans and B/As; Evidence of Debt..................................................    51
SECTION 2.12.  Prepayment of Loans............................................................................    52
SECTION 2.13.  Fees ..........................................................................................    53
SECTION 2.14.  Interest.......................................................................................    55
SECTION 2.15.  Alternate Rate of Interest.....................................................................    56
SECTION 2.16.  Increased Costs................................................................................    56
SECTION 2.17.  Break Funding Payments.........................................................................    58
SECTION 2.18.  Taxes .........................................................................................    59
SECTION 2.19.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs....................................    60
SECTION 2.20.  Mitigation Obligations; Replacement of Lenders.................................................    62
SECTION 2.21.  Borrowing Subsidiaries.........................................................................    63
SECTION 2.22.  Additional Reserve Costs.......................................................................    63
SECTION 2.23.  Redenomination of Certain Designated Foreign Currencies........................................    64

                                                      ARTICLE III

                                            Representations and Warranties

SECTION 3.01.  Organization and Qualification.................................................................    65
SECTION 3.02.  Subsidiaries...................................................................................    65
SECTION 3.03.  Corporate Authority and Validity of Obligations................................................    65
SECTION 3.04.  Margin Stock...................................................................................    66
SECTION 3.05.  Financial Reports..............................................................................    66
SECTION 3.06.  No Material Adverse Change.....................................................................    66
SECTION 3.07.  Litigation.....................................................................................    66
SECTION 3.08.  Tax Returns....................................................................................    66
SECTION 3.09.  Approvals......................................................................................    67
SECTION 3.10.  ERISA .........................................................................................    67
SECTION 3.11.  Environmental Matters..........................................................................    67
SECTION 3.12.  Properties.....................................................................................    67
SECTION 3.13.  Compliance with Laws...........................................................................    67
SECTION 3.14.  Investment and Holding Company Status..........................................................    68
SECTION 3.15.  Disclosure.....................................................................................    68

                                                      ARTICLE IV

                                                      Conditions

SECTION 4.01.  Effective Date.................................................................................    68
SECTION 4.02.  Each Borrowing.................................................................................    69
SECTION 4.03.  Initial Borrowing by each Borrowing Subsidiary.................................................    70

                                                       ARTICLE V

                                                 Affirmative Covenants

SECTION 5.01.  Corporate Existence............................................................................    70
SECTION 5.02.  Maintenance....................................................................................    70
SECTION 5.03.  Taxes .........................................................................................    71
SECTION 5.04.  Insurance......................................................................................    71
SECTION 5.05.  Financial Reports and Other Information........................................................    71
SECTION 5.06.  Books and Records; Inspection Rights...........................................................    73
SECTION 5.07.  Compliance with Laws...........................................................................    73

                                                      ARTICLE VI

                                                  Negative Covenants

SECTION 6.01.  Indebtedness...................................................................................    73
SECTION 6.02.  Liens .........................................................................................    74
SECTION 6.03.  Sale and Leaseback Transactions................................................................    75

SECTION 6.04.  Fundamental Changes............................................................................    75
SECTION 6.05.  Use of Proceeds................................................................................    75
SECTION 6.06.  Interest Expense Coverage Ratio................................................................    76

                                                      ARTICLE VII

                                                   Events of Default

                                                     ARTICLE VIII

                                                      The Agents

                                                      ARTICLE IX

                                                       Guarantee

                                                       ARTICLE X

                                                     Miscellaneous

SECTION 10.01.  Notices.......................................................................................    84
SECTION 10.02.  Waivers; Amendments...........................................................................    85
SECTION 10.03.  Expenses; Indemnity; Damage Waiver............................................................    86
SECTION 10.04.  Successors and Assigns........................................................................    87
SECTION 10.05.  Survival......................................................................................    91
SECTION 10.06.  Counterparts; Integration; Effectiveness......................................................    91
SECTION 10.07.  Severability..................................................................................    91
SECTION 10.08.  Right of Setoff...............................................................................    91
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process....................................    92
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................................................    92
SECTION 10.11.  Headings......................................................................................    93
SECTION 10.12.  Confidentiality...............................................................................    93
SECTION 10.13.  Interest Rate Limitation......................................................................    93
SECTION 10.14.  Conversion of Currencies......................................................................    94
SECTION 10.15.  USA Patriot Act...............................................................................    94

SCHEDULES

Schedule 2.01  --  Commitments
Schedule 2.19  --  Payment Accounts
Schedule 3.02  --  Significant Subsidiaries
Schedule 3.07  --  Litigation
Schedule 3.08  --  Taxes
Schedule 3.10  --  ERISA
Schedule 3.11  --  Environmental Matters
Schedule 6.01  --  Outstanding Indebtedness
Schedule 6.02  --  Existing Liens
Schedule 6.03  --  Sale-Leaseback Transactions

EXHIBITS

Exhibit A    -- Form of Assignment and Acceptance
Exhibit B-1  -- Form of Borrowing Subsidiary Agreement
Exhibit B-2  -- Form of Borrowing Subsidiary Termination
Exhibit C    -- Reserve Costs
Exhibit D-1  -- Form of  Opinion of Gary H. Pilnick, Senior Vice President,
                General Counsel and Secretary
Exhibit D-2  -- Form of Opinion of Kirkland & Ellis LLP, Counsel for the
                Borrowers
Exhibit E    -- Form of Compliance Certificate
Exhibit F    -- Form of Note

                        FIVE-YEAR CREDIT AGREEMENT dated as of November 24,
                  2004, among KELLOGG COMPANY, a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as London Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Agent, J.P. MORGAN AUSTRALIA LIMITED, as Australian Agent, BARCLAYS BANK PLC, as Syndication Agent, and BANK OF AMERICA, N.A., CITIBANK, N.A. and SUNTRUST BANK, as Co-Documentation Agents.

            The Borrowers (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to extend credit to enable them to (a) borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $2,000,000,000 at any time outstanding, (b) obtain Letters of Credit in an aggregate stated amount not in excess of $75,000,000 at any time outstanding and
(c) provide a procedure under which Lenders may bid on an uncommitted basis on short-term borrowings by the Borrowers maturing on or prior to the Maturity Date. The proceeds of such borrowings are to be used to provide liquidity in connection with the Company's commercial paper program and for other general corporate purposes. The Letters of Credit will be used to support payment obligations incurred in the ordinary course of business by the Borrowers. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

            Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means, collectively, the Administrative Agent, the London Agent, the Canadian Agent and the Australian Agent.

            "Agreement Currency" has the meaning assigned to such term in
Section 10.14(b).

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, or the Federal Funds Effective Rate, respectively.

            "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in US Dollars, or with respect to any payment that does not relate to any Loan or Borrowing, the Administrative Agent, (b) with respect to a Loan or Borrowing denominated in Euro or Sterling, the London Agent, (c) with respect to a Loan or Borrowing denominated in Canadian Dollars or a B/A, the Canadian Agent, and (d) with respect to a Loan or a Borrowing denominated in Australian Dollars, the Australian Agent.

            "Applicable Creditor" has the meaning assigned to such term in
Section 10.14(b).

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan, B/A Drawing or Bill Rate Loan or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency, B/A Drawing and Bill Rate Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt, it being understood that at any time Usage exceeds 50%, and at all times after the Commitments shall have expired or been terminated, the Applicable Rate for any Eurocurrency Revolving Loan, B/A Drawing or Bill Rate Loan shall be set forth below under the caption "Eurocurrency, B/A Drawing and Bill Rate Spread When Usage > 50%":

                                                                               Eurocurrency, B/A
                                                           Eurocurrency,       Drawing and Bill
                                                           B/A Drawing and     Rate Spread When
                                      Facility Fee Rate    Bill Rate Spread       Usage > 50%

Category      Index Debt Ratings       (bps per annum)      (bps per annum)     (bps per annum)
--------      ------------------       ---------------      ---------------     --------------
Category 1  A/A2 or higher                    8.0                  17.0                 29.5
Category 2  A-/A3                             9.0                  28.5                 41.0
Category 3  BBB+/Baa1                        10.0                  35.0                 47.5
Category 4  BBB/Baa2                         12.5                  37.5                 50.0
Category 5  lower than BBB/Baa2 or           17.5                  57.5                 70.0
            unrated

            For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (A) one of the two ratings is more than two Categories lower than the other and neither rating is in Category 5, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings or (B) either rating is or is deemed to be in Category 5, in which case the Applicable Rate shall be determined by reference to Category 5 and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

            "Attributable Debt" means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction, compounded semiannually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights or amounts related to contingent rents (such as those based on sales)) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination. Any determination of any rate implicit in the terms of the lease included in such Sale-Leaseback Transaction made in accordance with generally accepted financial practices by the Company shall absent manifest error be binding and conclusive.

            "Australian Agent" means JPMA, in its capacity as Australian agent for the Lenders hereunder, or any successor thereto appointed in accordance with
Article VIII.

            "Australian Bank Bill Rate" means, for any Interest Period, the rate per annum which is:

            (a) the average determined bid rate (rounded upwards if necessary to the nearest four decimal places) for Bills accepted by a bank having a tenor which is closest to that Interest Period and published on the "BBSY" reference page of the Reuters Monitor System at or about 10:10 a.m. (Local
      Time) on the first day of that Interest Period; or

            (b) if on that day that rate is not published by 10:30 a.m., the rate determined by the Australian Agent in good faith to be the average determined bid rate for Bills accepted by a bank on that day having a tenor which is closest to that Interest Period.

            "Australian Borrowing Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of Australia or any political subdivision thereof that has been designated as such pursuant to Section 2.21 and that has not ceased to be an Australian Borrowing Subsidiary as provided in such Section.

            "Australian Dollars" or "A$" means the lawful currency of Australia.

            "Australian Lending Office" means, as to any Australian Tranche Lender, the applicable branch, office or Affiliate of such Australian Tranche Lender designated by such Australian Tranche Lender to make Loans in Australian Dollars.

            "Australian Tranche Commitment" means, with respect to each Australian Tranche Lender, the commitment of such Australian Tranche Lender to make Australian Tranche Revolving Loans pursuant to Section 2.01(d), expressed as an amount representing the maximum aggregate permitted amount of such Lender's Australian Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Australian Tranche Lender's Australian Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Australian Tranche Lender shall have assumed its Australian Tranche Commitment, as applicable. The aggregate amount of the Australian Tranche Commitments on the date hereof is US$50,000,000.

            "Australian Tranche Lender" means a Lender with an Australian Tranche Commitment or with outstanding Australian Tranche Revolving Loans.

            "Australian Tranche Percentage" means, with respect to any Australian Tranche Lender, the percentage of the total Australian Tranche Commitments represented by such Lender's Australian Tranche Commitment. If the Australian Tranche Commitments have terminated or expired, the Australian Tranche Percentages shall be determined based upon the Australian Tranche Commitments most recently in effect, giving effect to any assignments.

            "Australian Tranche Revolving Borrowing" means a Borrowing comprised of Australian Tranche Revolving Loans.

            "Australian Tranche Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate principal amount of the Australian Tranche Revolving Loans denominated in US Dollars at such time and (b) the US Dollar Equivalent of the aggregate principal amount of the Australian Tranche Revolving Loans denominated in Australian Dollars outstanding at such time. The Australian Tranche Revolving Credit Exposure of any Lender at any time shall be such Lender's Australian Tranche Percentage of the total Australian Tranche Revolving Credit Exposure at such time.

            "Australian Tranche Revolving Loan" means a Loan made by an Australian Tranche Lender pursuant to Section 2.01(d). Each Australian Tranche Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each Australian Tranche Revolving Loan denominated in Australian Dollars shall be a Bill Rate Loan.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

            "B/A" means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian

Dollars, drawn by a Canadian Borrowing Subsidiary and accepted by a Canadian Tranche Lender in accordance with the terms of this Agreement.

            "B/A Drawing" means B/As accepted and purchased on the same date and as to which a single Contract Period is in effect including any B/A Equivalent Loans accepted and purchased on the same date and as to which a single Contract Period is in effect. For greater certainty, all provisions of this Agreement which are applicable to B/As are also applicable, mutatis mutandis, to B/A Equivalent Loans

            "B/A Equivalent Loan" is defined in Section 2.06(k).

            "Bill" has the meaning assigned to such term in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing or acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

            "Bill Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Australian Bank Bill Rate.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means the Company or any Borrowing Subsidiary.

            "Borrowing" means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Class, Type and currency made on the same date and as to which a single Interest Period is in effect.

            "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, US$25,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent in excess of US$5,000,000.

            "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Designated Foreign Currency, 1,000,000 units of such currency.

            "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Borrowing Subsidiary" means, at any time, each of the Subsidiaries that (a) is named on the signature pages to this Agreement or (b) has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.21, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.21.

            "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

            "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro, (c) when used in connection with a Loan denominated in Canadian Dollars or a B/A, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Toronto or Montreal and (d) when used in connection with a Loan denominated in Australian Dollars, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Australian Dollars in the Sydney or Melbourne markets.

            "Calculation Date" means (a) the last Business Day of each calendar quarter and (b) solely with respect to any Designated Foreign Currency for a requested new Borrowing for which an Exchange Rate was not established on the immediately preceding Calculation Date, the Business Day immediately preceding the date on which such Borrowing is to be made, provided that the Administrative Agent may in addition designate the last day of any other month as a Calculation Date if it reasonably determines that there has been significant volatility in the foreign currency markets.

            "CAM" shall mean the mechanism for the allocation and exchange of interests in Loans and other extensions of credit under the several Tranches and collections thereunder established under the final three paragraphs of Article VII.

            "CAM Exchange" shall mean the exchange of the Lender's interests provided for in final three paragraphs of Article VII.

            "CAM Exchange Date" shall mean the date on which any event referred to in paragraph (g) or (h) of Article VII shall occur in respect of the Company.

            "CAM Percentage" shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate US Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and
(b) the denominator shall be the aggregate US Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to such CAM Exchange Date.

            "Canadian Agent" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as Canadian agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII.

            "Canadian Base Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 or 1%) equal to the greater of (a) the interest rate per annum publicly announced from time to time by Canadian Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change in publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate on such day (or, if such rate is not so reported on the Reuters Screen CDOR Page, the average of the rate quotes for bankers' acceptances denominated in Canadian Dollars with a term of 30 days received by the Canadian Agent at approximately 10:00 a.m., Toronto time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) from one or more banks of recognized standing selected by it) and (ii) 0.50% per annum.

            "Canadian Borrowing Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof that has been designated as such pursuant to Section 2.21 and that has not ceased to be a Canadian Borrowing Subsidiary as provided in such Section.

            "Canadian Dollars" or "C$" means the lawful money of Canada.

            "Canadian Lending Office" means, as to any Canadian Tranche Lender, the applicable branch, office or Affiliate of such Canadian Tranche Lender designated by such Canadian Tranche Lender to make Loans in Canadian Dollars and to accept and purchase or arrange for the purchase of B/As.

            "Canadian Tranche Commitment" means, with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Revolving Loans pursuant to Section 2.01(c) and to accept and purchase or arrange for the purchase of B/As pursuant to Section 2.06, expressed as an amount representing the maximum aggregate permitted amount of such Canadian Tranche Lender's Canadian Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Canadian Tranche Lender's Canadian Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Canadian Tranche Lender shall have assumed its Canadian Tranche Commitment, as applicable. The aggregate amount of the Canadian Tranche Commitments on the date hereof is US$300,000,000.

            "Canadian Tranche Lender" means a Lender with a Canadian Tranche Commitment or with outstanding Canadian Tranche Revolving Loans.

            "Canadian Tranche Percentage" means, with respect to any Canadian Tranche Lender, the percentage of the total Canadian Tranche Commitments represented by such Lender's Canadian Tranche Commitment. If the Canadian Tranche Commitments have terminated or expired, the Canadian Tranche Percentages shall be determined based upon the Canadian Tranche Commitments most recently in effect, giving effect to any assignments.

            "Canadian Tranche Revolving Borrowing" means a Borrowing comprised of Canadian Tranche Revolving Loans.

            "Canadian Tranche Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate principal amount of the Canadian Tranche Revolving Loans denominated in US Dollars outstanding at such time, (b) the US Dollar Equivalent of the aggregate principal amount of the Canadian Tranche Revolving Loans denominated in Canadian Dollars outstanding at such time, and (c) the US Dollar Equivalent of the aggregate face amount of the B/As accepted by the Canadian Lenders and outstanding at such time. The Canadian Tranche Revolving Credit Exposure of any Lender at any time shall be such Lender's Canadian Tranche Percentage of the total Canadian Tranche Revolving Credit Exposure at such time.

            "Canadian Tranche Revolving Loan" means a Loan made by a Canadian Tranche Lender pursuant to Section 2.01(c). Each Canadian Tranche Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each Canadian Tranche Revolving Loan denominated in Canadian Dollars shall be a Canadian Base Rate Loan.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CDOR Rate" means, on any date, an interest rate per annum equal to the average discount rate applicable to bankers' acceptances denominated in Canadian Dollars with a term of 30 days (for purposes of the definition of "Canadian Base Rate") or with a term equal to the Contract Period of the relevant B/As (for purposes of the definition of "Discount Rate") appearing on the Reuters Screen CDOR Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Canadian Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day).

            "Change in Control" means (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more in voting power of the outstanding Voting Stock of the Company or (b) members of the Board of Directors of the Company on the date hereof plus any additional members of such Board whose nomination for election to such Board is recommended or approved by a majority of the then current members of such Board shall at any time fail to constitute a majority of such Board.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Tranche Revolving Loans, European Tranche Revolving Loans, Canadian Tranche Revolving Loans, Australian Tranche Revolving Loans or Competitive Loans and (b) any Commitment, refers to whether such Commitment is a US Tranche Commitment, a European Tranche Commitment, a Canadian Tranche Commitment or an Australian Tranche Commitment.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means a US Tranche Commitment, a European Tranche Commitment, a Canadian Tranche Commitment or an Australian Tranche Commitment.

            "Company" means Kellogg Company, a Delaware corporation.

            "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

            "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" means a request by a Borrower for Competitive Bids in accordance with Section 2.04.

            "Competitive Loan" means a Loan made pursuant to Section 2.04.

            "Competitive Loan Exposure" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in US Dollars and (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the outstanding Competitive Loans of such Lender denominated in Designated Foreign Currencies.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense (including, without duplication, foreign withholding taxes and any state single business unitary or other similar taxes) for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges for such period, (v) fees and expenses incurred in connection with the Transactions,
(vi) fees and expenses in an aggregate amount for any fiscal year not in excess of $20,000,000 incurred in connection with the issuance of any Indebtedness or equity, acquisitions, investments or asset sales or divestitures permitted hereunder and (vii) any (A) cash charges in an aggregate amount for any fiscal year not in excess of $50,000,000 or (B) any noncash charges, in each case arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of any entities or businesses of the Company or any of the Subsidiaries, determined without giving effect to any extraordinary gains or losses for such period to the extent included in determining Consolidated Net Income, all determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the sum of
(a) the cash interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (b) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP; provided that there shall be excluded from Consolidated Interest Expense (i) any fees paid to the Administrative Agent and (ii) any payments made to obtain any interest rate hedging agreements; and provided further, solely for purposes of determining compliance with Section 6.06, in the event the Company or any Subsidiary acquired any Person or line of business during the relevant period, Consolidated Interest Expense will be determined giving pro forma effect to any incurrence of Indebtedness related to such acquisition as if such incurrence of Indebtedness had occurred on the first day of the relevant period.

            "Consolidated Net Income" means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that (a) there shall be excluded the income of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares or other third parties holding nominal amounts of shares, as required by or in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) solely for purposes of determining compliance with Section 6.06, in the event the Company or any Subsidiary acquired any Person or line of business during the relevant period, Consolidated Net Income will be determined giving pro forma effect to such acquisition as if such acquisition and any related incurrence of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition other than cost savings permitted to be included under Regulation S-X of the Securities and Exchange Commission.

            "Consolidated Net Sales" means, for any period, the net sales of the Company and the Subsidiaries for such period, as reported as a line item in the Company's income statements as filed with the Company's Form 10-Q Report or Form 10-K Report, as applicable.

            "Consolidated Total Assets" means the total assets of the Company and its Subsidiaries determined in accordance with GAAP; provided that for purposes of determining compliance with Sections 6.01, 6.02 and 6.03, in the event the Company or any Subsidiary acquires any Person or line of business after the fiscal quarter end referred to in such Section, "Consolidated Total Assets" as of such fiscal quarter end shall be deemed to include the assets of such Person or line of business from and after the date of such acquisition.

            "Contract Period" means, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60, 90 or 180 days thereafter, as the applicable Canadian Borrowing Subsidiary may elect (in each case subject to availability); provided that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Controlled Group" means all of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Foreign Currency" means (a) Sterling, Euro, Canadian Dollars, Australian Dollars and Yen and (b) any other currency specified by the Company in a notice to the Administrative Agent for a proposed Competitive Borrowing which, at the time such Borrowing is made, is freely transferable and convertible into US Dollars in the London market and for which, at such time, LIBO Rates can be determined by reference to the Telerate screen as provided in the definition of "LIBO Rate".

            "Designated Obligations" shall mean all obligations of the Company or any other Borrower with respect to (a) principal of and interest on the Loans, (b) amounts payable in respect of B/As at the maturity thereof, (c) unreimbursed LC Disbursements and interest thereon and (d) all fees.

            "Discount Proceeds" means, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest C$.01) calculated by multiplying
(a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

            "Discount Rate" means, with respect to a B/A being accepted and purchased on any day, (a) for a Lender which is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or, (ii) if the discount rate for a particular Contract Period is not quoted on the Reuters Screen CDOR Page, the arithmetic average (as determined by the Canadian Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Canadian Agent by the Schedule I Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a lender which is a Schedule II Lender or a Schedule III Lender, the lesser of (i) the CDOR Rate applicable to such B/A plus 0.10% per annum and (ii) the arithmetic average (as determined by the Canadian Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Canadian Agent by the Schedule II Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers' acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.

            "Effective Date" means the date on which the conditions set forth in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

            "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

            "Environmental Laws" means all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including occupational safety and health standards), and protection of the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including ambient air, surface or ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" has the meaning assigned to such term in Section 3.10.

            "Euro" or "(euro)" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

            "Euro Borrowing Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of any member state of the European Union or any political subdivision thereof that has been designated as such pursuant to Section 2.21 and that has not ceased to be a Euro Borrowing Subsidiary as provided in such Section.

            "Euro Lending Office" means, as to any European Tranche Lender, the applicable branch, office or Affiliate of such European Tranche Lender designated by such European Tranche Lender to make Loans in Euro.

            "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

            "European Tranche Commitment" means, with respect to each European Tranche Lender, the commitment of such European Tranche Lender to make European Tranche Revolving Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such European Tranche Lender's European Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04. The initial amount of each European Tranche Lender's European Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such European Tranche Lender shall have assumed its European Tranche Commitment, as applicable. The aggregate amount of the European Tranche Commitments on the date hereof is US$500,000,000.

            "European Tranche Lender" means a Lender with a European Tranche Commitment or with outstanding European Tranche Revolving Loans.

            "European Tranche Percentage" means, with respect to any European Tranche Lender, the percentage of the total European Tranche Commitments represented by such Lender's European Tranche Commitment. If the European Tranche Commitments have terminated or expired, the European Tranche Percentages shall be determined based upon the European Tranche Commitments most recently in effect, giving effect to any assignments.

            "European Tranche Revolving Borrowing" means a Borrowing comprised of European Tranche Revolving Loans.

            "European Tranche Revolving Credit Exposure" means, at any time, the sum of (a) the aggregate principal amount of the European Tranche Revolving Loans denominated in US Dollars outstanding at such time and (b) the US Dollar Equivalent of the aggregate principal amount of the European Tranche Revolving Loans denominated in Euros outstanding at such time. The European Tranche Revolving Credit Exposure of any Lender at any time shall be such Lender's European Tranche Percentage of the total European Tranche Revolving Credit Exposure at such time.

            "European Tranche Revolving Loan" means a Loan made by a European Tranche Lender pursuant to Section 2.01(b). Each European Tranche Revolving Loan denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan, and each European Tranche Revolving Loan denominated in Euro or Sterling shall be a Eurocurrency Loan.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Exchange Rate" means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" means, with respect to any Agent, any Lender or any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction, (c) in the case of a Lender, any withholding tax imposed by the United States of America that is in effect and would apply to amounts payable by the Company from an office within such jurisdiction to the US Lending Office of such Lender at the time such Lender becomes a party to this Agreement (or designates a new US Lending Office), (d) in the case of a European Tranche Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b) or by operation of the CAM), any withholding tax imposed (x) by the United Kingdom (or any political subdivision thereof) that is in effect and would apply to amounts payable by a UK Borrowing Subsidiary from an office within such jurisdiction to the UK Lending Office of such European Tranche Lender at the time such European Tranche Lender becomes a party to this Agreement (or designates a new UK Lending Office) and (y) by Germany or Spain (or any political subdivision thereof) that is in effect and would apply to amounts payable by a Euro Borrowing Subsidiary from an office within such jurisdiction to the applicable Euro Lending Office of such European Tranche Lender at the time such European Tranche Lender becomes a party to this Agreement (or designates a new Euro Lending Office), (e) in the case of a Canadian Tranche Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b) or by operation of the CAM), any withholding tax imposed by Canada (or any political subdivision thereof) that is in effect and would apply to amounts payable by a Canadian Borrowing Subsidiary from an office within such jurisdiction to the Canadian Lending Office of such Canadian Tranche Lender at the time such Canadian Tranche Lender becomes a party to this Agreement (or designates a new Canadian Lending Office), (f) in the case of an Australian Tranche Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b) or by operation of the CAM), any withholding tax imposed by Australia (or any political subdivision thereof) that is in effect and would apply to amounts payable by an Australian Borrowing Subsidiary from an office within such jurisdiction to the Australian Lending Office of such Australian Tranche Lender at the time such Australian Tranche Lender becomes a party to this Agreement (or designates a new Australian Lending Office), and (g) any withholding tax that is attributable to such Lender's failure to comply with
Section 2.18(e), except, in the case of clauses (c), (d), (e), or (f) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to any withholding tax pursuant to Section 2.18, or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type.

            "Existing Credit Agreements" means each of (a) the Existing Five-Year Credit Agreement and (b) the Existing 364-Day Credit Agreement.

            "Existing Five-Year Credit Agreement" means the Five-Year Credit Agreement dated as of January 19, 2001, among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMCB (as successor to The Chase Manhattan Bank), as Administrative Agent and JPME (as successor to Chase Manhattan International Limited), as London Agent.

            "Existing 364-Day Credit Agreement" means the Amended and Restated 364-Day Credit Agreement dated as of January 15, 2004, among the Company, the

Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMCB, as Administrative Agent and JPME, as London Agent.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financed Portion" means, at any time, with respect to a Securitization, the greatest amount of the claims of the parties providing financing (whether through direct purchases of receivables or interests therein or through other financing arrangements), however evidenced, including direct claims on collections of a party providing financing and including debt or equity interests or securities (other than any seller's interests retained by any wholly owned Subsidiary) of a purchasing vehicle, permitted to be outstanding at such time under such Securitization (assuming the satisfaction of all conditions to issuance) or, if greater, the maximum purchase limit, however denominated, under such Securitization.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company.

            "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

            "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

            "Foreign Lender" means, as to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America or, when reference is made to another jurisdiction, generally accepted accounting principles in effect from time to time in such jurisdiction.

            "Governmental Authority" means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
(i) endorsements for collection or deposit, (ii) standard contractual indemnities not related to the borrowing of money or Indebtedness, in each case in the ordinary course of business, or (iii) recourse at customary levels in connection with Securitizations accounted for as sales. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "principal amount" of any Hedging Agreement of the Company or any Subsidiary at any time shall be deemed to be the aggregate amount at such time of the payments that would be required to be made by the Company or such Subsidiary in the event of any early termination at such time of such Hedging Agreement.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include trade payables and accrued expenses arising in the ordinary course of business.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Information Memorandum" means the Confidential Information Memorandum dated October 2004 relating to the Company and the Transactions.

            "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing or B/A Drawing in accordance with Section 2.09.

            "Interest Payment Date" means (a) with respect to any ABR Loan or Canadian Base Rate Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or Bill Rate Borrowing, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

            "Interest Period" means (a) with respect to any Eurocurrency Borrowing or Bill Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect, or any other period agreed to by the applicable Borrower and each Lender, and (b) with respect to any Fixed Rate

Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or Bill Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing or Bill Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means JPMCB and any one or more US Tranche Lenders designated in writing by the Borrowers in a notice delivered to the Administrative Agent, and their respective successors in such capacity; provided that such other US Tranche Lenders shall have consented to such designation. The Issuing Banks may, in their respective discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Banks, in which case the term "Issuing Bank" shall include any such Affiliates with respect to Letters of Credit issued by such Affiliates.

            "JPMA" means J.P. Morgan Australia Limited and its successors.

            "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

            "JPME" means J.P. Morgan Europe Limited and its successors.

            "Judgment Currency" has the meaning assigned to such term in Section 10.14(b).

            "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any US Tranche Lender at any time shall be its US Tranche Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each promissory note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

            "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

            "Local Time" means (a) with respect to a Loan or Borrowing denominated in US Dollars, New York City time, (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency (other than Canadian Dollars and Australian Dollars), London time, (c) with respect to a Loan or Borrowing denominated in Canadian Dollars or a B/A, Toronto time, and (d) with respect to a Loan or Borrowing denominated in Australian Dollars, Sydney time.

            "London Agent" means JPME, in its capacity as London agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VIII.

            "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

            "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

            "Material Adverse Effect" means (a) any condition or change that has affected or would reasonably be expected to affect materially and adversely the business, assets, liabilities or financial condition of the Company and the Subsidiaries taken as a whole or (b) a material adverse effect on the rights of or benefits available to the Administrative Agent, the Lenders or the Issuing Banks under any Loan Document.

            "Maturity Date" means November 24, 2009.

            "Moody's" means Moody's Investors Service, Inc.

            "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all reimbursement obligations of the Canadian Borrowing Subsidiaries in respect of B/As accepted hereunder, (iii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements and interest thereon and (iv) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Borrower under this Agreement or any other Loan Document and (b) all obligations of the Borrowers under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

            "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PBGC" has the meaning assigned to such term in Section 3.10.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.03;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, are in de minimis amounts or are being contested in good faith and by appropriate proceedings with adequate reserves under GAAP being provided therefor;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

            (f) easements, zoning restrictions, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of the Company or any Subsidiary;

            (g) rights of set-off in favor of financial institutions (other than in respect of amounts deposited to secure Indebtedness);

            (h) liens in the nature of trustee's liens granted pursuant to any indenture securing obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

            (i) licenses, leases or subleases (other than Capital Leases and other financing leases) granted to third parties (other than to secure Indebtedness) not interfering in any material respect with the business of the Company or any Subsidiary;

            (j) liens arising in connection with contracts with or made at the request of the United States of America, any State of the United States of America or any department, agency or instrumentality of the foregoing; and

            (k) liens arising from deposits with or the giving of any form of security to any Governmental Authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness, except for deposits specifically referenced in clauses
(c), (d) and (k) hereof.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means, for the Company and each Subsidiary at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled

Group, (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (c) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under
Section 4069 of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

            "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

            "Register" has the meaning set forth in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, "Required Lenders" will mean, at any time, Lenders having Revolving Credit Exposures and outstanding Competitive Loans representing more than 50% of the sum of the total Revolving Credit Exposures and outstanding Competitive Loans at such time.

            "Reset Date" has the meaning assigned to such term in Section 1.05.

            "Reuters Screen CDOR Page" means the display designated as page CDOR on the Reuters Monitor Money Rates Service or such other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers' acceptances accepted by leading Canadian banks.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of such Lender's US Tranche Revolving Credit Exposure, European Tranche Revolving Credit Exposure, Canadian Tranche Revolving Credit Exposure and Australian Tranche Revolving Credit Exposure at such time.

            "Revolving Loan" means a Loan made pursuant to Sections 2.01 and 2.03.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

            "Sale-Leaseback Transaction" means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement (a) involving no party other than the Company and any Wholly Owned Subsidiary or (b) entered into within 180 days after the acquisition, construction or substantial improvement of the subject property shall not be deemed to be a "Sale-Leaseback Transaction".

            "Schedule I Lender" means any Lender named on Schedule I to the Bank Act (Canada).

            "Schedule I Reference Lenders" means The Bank of Nova Scotia and any other Schedule I Lender as may be agreed by the applicable Borrowers and the Canadian Agent from time to time.

            "Schedule II Lender" means any Lender named on Schedule II to the Bank Act (Canada).

            "Schedule II Reference Lender" means JPMorgan Chase Bank, N.A., Toronto Branch.

            "Schedule III Lender" means any Lender named on Schedule III to the Bank Act (Canada).

            "SEC" means the Securities and Exchange Commission or any successor.

            "Securitization" means the transfer or pledge of accounts receivable or interests in accounts receivable (a) to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance to one or more lenders or investors of indebtedness or securities that are paid principally from the cash flow derived from such accounts receivable or interests in accounts receivable, or (b) directly to an investor or other purchaser.

            "Significant Subsidiary" means (a) each Borrowing Subsidiary, (b) any Subsidiary that directly owns or Controls any other Significant Subsidiary,
(c) each Subsidiary identified as a Significant Subsidiary on Schedule 3.02, (d) any Subsidiary designated from time to time by the Company as a Significant Subsidiary by written notice to the Administrative Agent and (e) any other Subsidiary (i) the consolidated net sales of which were greater than 5% of the Company's Consolidated Net Sales as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.05(a) or
(b) (or, prior to the first delivery of such financial statements, greater than 5% of the consolidated net sales of the Person in whose financial statements such Subsidiary is included in the most recent financial statements referred to in Section 3.05(a) or (b)) or (ii) the consolidated assets of which as of the last day of such fiscal period were greater than 5% of Consolidated Total Assets as of such date (or, prior to the first delivery of such financial statements, greater than 5% of the consolidated total assets of the Person in whose financial statements such Subsidiary is included in the most recent financial statements referred to in Section 3.05(a) or (b)). The Company will not permit the total consolidated assets or the consolidated net sales of the Significant Subsidiaries (together with the directly owned assets of the Company) to at any time represent less than 90% of Consolidated Total Assets or Consolidated Net Sales of the Company and its Subsidiaries, respectively, in each case as of and for the period of four fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to
Section 5.05(a) or (b) (or, prior to the first delivery of such financial statements, the consolidated total assets or consolidated net sales as of such date or for such period of the Persons in whose financial statements the Significant Subsidiaries are included in the most recent financial statements referred to in Section 3.05(a) or (b)). For purposes of making the determinations required by this definition, net sales and assets of foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company (or, prior to the first delivery of financial statements pursuant to Section 5.05(a) or (b), the Person in whose financial statements such foreign Subsidiary is included in the most recent financial statements referred to in Section 3.05(a) or (b)) included in the applicable financial statements.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Sterling" or "(pound)"means the lawful money of the United Kingdom.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any direct or indirect subsidiary of the Company.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Tranche" means a category of Commitments and extensions of credits thereunder. For purposes hereof, each of the following comprises a separate
Tranche: (a) the US Tranche Commitments and the US Tranche Revolving Loans, (b) the European Tranche Commitments and the European Tranche Revolving Loans, (c) the Canadian Tranche Commitments, the Canadian Tranche Revolving Loans and Obligation in respect of outstanding B/As and (d) the Australian Tranche Commitments and the Australian Tranche Revolving Loans.

            "Tranche Percentage" means, with respect to any Lender holding any Commitment or Loan under any Tranche, such Lender's US Tranche Percentage, European Tranche Percentage, Canadian Tranche Percentage or Australian Tranche Percentage, as applicable.

            "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents in connection therewith, the borrowing of Loans and purchases and acceptances of B/As hereunder, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the other transactions contemplated to be effected on the Effective Date in connection therewith.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, Canadian Base Rate, the Australian Bank Bill Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

            "UK Borrowing Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of the United Kingdom or any political subdivision thereof that has been designated as such pursuant to Section 2.21 and that has not ceased to be a UK Borrowing Subsidiary as provided in such Section.

            "UK Lending Office" means, as to any European Tranche Lender, the applicable branch, office or Affiliate of such European Tranche Lender designated by such European Tranche Lender to make Loans in Sterling.

            "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

            "US Borrowing Subsidiary" means any Subsidiary that is incorporated or otherwise organized under the laws of the United States or any political subdivision thereof that has been designated as such pursuant to Section 2.21 and that has not ceased to be a US Borrowing Subsidiary as provided in such Section.

            "US Dollars" or "US$" refers to lawful money of the United States of America.

            "US Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect under the provisions of such Section.

            "US Lending Office" means, as to any Lender, the applicable branch, office or Affiliate of such US Tranche Lender designated by such US Tranche Lender to make Loans in US Dollars.

            "US Tranche Commitment" means, with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(a) and acquire participations in Letters of Credit, expressed as an amount representing the maximum aggregate permitted amount of such Lender's US Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each US Tranche Lender's US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as applicable. The aggregate amount of the US Tranche Commitments on the date hereof is US$1,150,000,000.

            "US Tranche Lender" means a Lender with a US Tranche Commitment or with outstanding US Tranche Revolving Loans.

            "US Tranche Percentage" means, with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender's US Tranche Commitment. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments.

            "US Tranche Revolving Borrowing" means a Borrowing comprised of US Tranche Revolving Loans.

            "US Tranche Revolving Credit Exposure" means, at any time, the aggregate principal amount of the US Tranche Revolving Loans outstanding and the amount of LC Exposure at such time. The US Tranche Revolving Credit Exposure of any Lender at any time shall be such Lender's US Tranche Percentage of the total US Tranche Revolving Credit Exposure at such time.

            "US Tranche Revolving Loan" means a Loan made by a US Tranche Lender pursuant to Section 2.01(a). Each US Tranche Revolving Loan shall be a Eurocurrency Loan or an ABR Loan.

            "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

            "Usage" as of any date means the US Dollar Equivalent of the aggregate principal amount of Loans and LC Exposure outstanding under this Agreement expressed as a percentage of the total Commitments as of such date.

            "Voting Stock" of any Person means capital stock of any class of classes or other Equity Interests (however designated) having ordinary voting power for the election of directors or the equivalent governing body of such Person, other than stock or other Equity Interests having such power only by reason of happening of a contingency.

            "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

            "Wholly Owned Subsidiary" means any Subsidiary all the Equity Interests in which, other than directors' qualifying shares and/or other nominal amounts of Equity Interests that are required to be held by Persons (other than the Company or its Wholly Owned Subsidiaries, as applicable) under applicable law, are owned, directly or indirectly, by the Company.

            "Yen" or "(Y)" means the lawful money of Japan.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "US Tranche Revolving Loan" or a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "US Tranche Revolving Borrowing" or a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to the Company taking such action on such Borrower's behalf and the Agents are expressly authorized to accept any such action taken by the Company as having the same effect as if taken by such Borrower. Each reference herein to the "knowledge" of the Company or any Subsidiary shall be deemed to be a reference to the knowledge of any member of senior management of the Company or such Subsidiary, any Financial Officer and, in the case of any reference to knowledge of any specific subject matter, the senior manager of the department or office of the Company responsible for such matter.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Exchange Rates. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date (determined without regard to clause (b) of the definition of such term), the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to Sterling, Euro, Canadian Dollars, Australian Dollars and each Designated Foreign Currency that is represented by an outstanding Borrowing as of such Calculation Date and (ii) give notice thereof to the Lenders and the Company. Not later than 1:00 p.m., New York City time, on the Business Day immediately preceding the date of any Borrowing in a Designated Foreign Currency for which no Exchange Rate shall have been determined on the most recent Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Business Day

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                                                                              31

with respect to each Designated Foreign Currency and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") or other date of determination, shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.14 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Designated Foreign Currencies.

            (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each date on which Revolving Loans denominated in any Designated Foreign Currency are made, the Administrative Agent shall (i) determine the aggregate amount of each of the European Tranche Revolving Credit Exposure, the Canadian Tranche Revolving Credit Exposure and the Australian Tranche Revolving Credit Exposure and the aggregate US Dollar Equivalent of the principal amounts of the Competitive Loans denominated in Designated Foreign Currencies then outstanding (after giving effect to any Loans made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

            SECTION 1.06. Determinations Made in Good Faith. All determinations hereunder made by any party hereto shall be made in good faith.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans to the Company and the US Borrowing Subsidiaries from time to time during the Availability Period in US Dollars in an aggregate principal amount that will not result in (i) such Lender's US Tranche Revolving Credit Exposure exceeding such Lender's US Tranche Commitment, (ii) the sum of the total US Tranche Revolving Credit Exposures exceeding the total US Tranche Commitments or (iii) the sum of the aggregate Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments.

            (b) Subject to the terms and conditions set forth herein, each European Tranche Lender agrees from time to time during the Availability Period
(i) to make European Tranche Revolving Loans in Euro to the Euro Borrowing Subsidiaries from its Euro Lending Office, (ii) to make European Tranche Revolving Loans in Sterling to the UK Borrowing Subsidiaries from its UK Lending Office and (iii) to make European Tranche Revolving Loans in US Dollars to the Company and the US Borrowing Subsidiaries from its US Lending Office in an aggregate principal amount that will not result in (A) such Lender's European Tranche Revolving Credit Exposure exceeding such Lender's European Tranche Commitment, (B) the sum of the total European Tranche Revolving Credit Exposures exceeding the total European Tranche Commitments or

(C) the sum of the aggregate Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments.

            (c) Subject to the terms and conditions set forth herein, each Canadian Tranche Lender agrees from time to time during the Availability Period
(i) to make Canadian Tranche Revolving Loans in Canadian Dollars to the Canadian Borrowing Subsidiaries from its Canadian Lending Office and/or to cause its Canadian Lending Office to accept and purchase or arrange for the acceptance and purchase of drafts drawn by the Canadian Borrowing Subsidiaries in Canadian Dollars as B/As and (ii) to make Canadian Tranche Revolving Loans in US Dollars to the Company and the US Borrowing Subsidiaries from its US Lending Office in an aggregate principal amount that will not result in (A) such Lender's Canadian Tranche Revolving Credit Exposure exceeding such Lender's Canadian Tranche Commitment, (B) the sum of the total Canadian Tranche Revolving Credit Exposures exceeding the total Canadian Tranche Commitments or (C) the sum of the aggregate Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments.

            (d) Subject to the terms and conditions set forth herein, each Australian Tranche Lender agrees from time to time during the Availability Period (i) to make Australian Tranche Revolving Loans in Australian Dollars to the Australian Borrowing Subsidiaries from its Australian Lending Office and
(ii) to make Australian Tranche Revolving Loans in US Dollars to the Company and the US Borrowing Subsidiaries from its US Lending Office in an aggregate principal amount that will not result in (A) such Lender's Australian Tranche Revolving Credit Exposure exceeding such Lender's Australian Tranche Commitment,
(B) the sum of the total Australian Tranche Revolving Credit Exposures exceeding the total Australian Tranche Commitments or (C) the sum of the aggregate Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments.

            (e) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans during the Availability Period.

            SECTION 2.02. Loans and Borrowings. (a) Each US Tranche Revolving Loan shall be made as part of a Borrowing consisting of US Tranche Revolving Loans made by the US Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective US Tranche Commitments. Each European Tranche Revolving Loan shall be made as part of a Borrowing consisting of European Tranche Revolving Loans made by the European Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective European Tranche Commitments. Each Canadian Tranche Revolving Loan shall be made as part of a Borrowing consisting of Canadian Tranche Revolving Loans made by the Canadian Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Canadian Tranche Commitments. Each Australian Tranche Revolving Loan shall be made as part of a Borrowing consisting of Australian Tranche Revolving Loans made by the Australian Tranche Lenders (or their Affiliates as provided in paragraph (b) below) ratably in accordance with their respective Australian

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                                                                              33

Tranche Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.15, (i) each US Tranche Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans, as the applicable Borrower may request in accordance herewith; (ii) each European Tranche Revolving Borrowing shall be comprised entirely of (A) in the case of a European Tranche Revolving Borrowing denominated in Euros or Sterling, Eurocurrency Loans, and (B) in the case of a European Tranche Revolving Borrowing denominated in US Dollars, Eurocurrency Loans or ABR Loans, as the applicable Borrower may request in accordance herewith; (iii) each Canadian Tranche Revolving Borrowing shall be comprised entirely of (A) in the case of a Canadian Tranche Revolving Borrowing denominated in Canadian Dollars, Canadian Base Rate Loans, and (B) in the case of a Canadian Tranche Revolving Borrowing denominated in US Dollars, Eurocurrency Loans or ABR Loans, as the applicable Borrower may request in accordance herewith; (iv) each Australian Tranche Revolving Borrowing shall be comprised entirely of (A) in the case of an Australian Tranche Revolving Borrowing denominated in Australian Dollars, Bill Rate Loans, and (B) in the case of an Australian Tranche Revolving Borrowing denominated in US Dollars, Eurocurrency Loans or ABR Loans, as the applicable Borrower may request in accordance therewith; and (v) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total US Tranche Commitments, European Tranche Commitments, Canadian Tranche Commitments or Australian Tranche Commitments, as the case may be, and a Canadian Base Rate Borrowing denominated in Canadian Dollars may be in an aggregate amount that is equal to the entire unused balance of the Canadian Tranche Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be outstanding more than a total of (i) 10 Eurocurrency Revolving Borrowings denominated in US Dollars or (ii) 3 Eurocurrency Revolving Borrowings denominated in any single other currency.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date, or to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone or by telecopy (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the Business Day of the proposed Borrowing or
(c) in the case of a Canadian Base Rate Borrowing, not later than 11:00 a.m., Local Time on the Business Day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form agreed to by the Applicable Agent and the Company and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

            (ii) whether the requested Borrowing is to be a US Tranche Borrowing, a European Tranche Borrowing, a Canadian Tranche Borrowing or an Australian Tranche Borrowing;

            (iii) the currency and aggregate amount of the requested Borrowing;

            (iv) the date of such Borrowing, which shall be a Business Day;

            (v) the Type of the requested Borrowing;

            (vi) in the case of a Eurocurrency Borrowing or a Bill Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.08.

If no currency is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected (i) in the case of any UK Borrowing Subsidiary, Sterling, (ii) in the case of any Euro Borrowing Subsidiary, Euro, (iii) in the case of any Canadian Borrowing Subsidiary, Canadian Dollars, (iv) in the case of any Australian Borrowing Subsidiary, Australian Dollars, and (v) in the case of the Company and any other Borrowing Subsidiary, US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be

(A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing (ii) in the case of a Borrowing denominated in Canadian Dollars, a Canadian Base Rate Borrowing, (iii) in the case of a Borrowing denominated in Australian Dollars, a Bill Rate Borrowing, and (iv) in the case of a Borrowing denominated in any other currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing or Bill Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans denominated in US Dollars or any Designated Foreign Currency (excluding Australian Dollars); provided that after giving effect to any Borrowing of Competitive Loans the sum of the total Revolving Credit Exposures plus the total Competitive Loans shall not exceed the total Commitments. To request Competitive Bids, the Company or the applicable Borrowing Subsidiary shall notify the Applicable Agent of such request by telephone or by telecopy, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that the Borrowers may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Competitive Bid Request in a form approved by the Applicable Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

            (ii) the aggregate principal amount and currency of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

            (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period" and shall end no later than the Maturity Date; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.08.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Applicable Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

            (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the applicable Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Applicable Agent and must be received by the Applicable Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., Local Time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Local Time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Applicable Agent may be rejected by the Applicable Agent, and the Applicable Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be an amount at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple and which may equal the entire principal amount of the Competitive Borrowing requested by the applicable Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

            (c) The Applicable Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

            (d) Subject only to the provisions of this paragraph, a Borrower may accept or reject any Competitive Bid. The applicable Borrower shall notify the Applicable Agent by telecopy or by telephone, confirmed by telecopy in a form approved by the Applicable Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., Local Time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of a Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) a Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by a Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, a Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum that is an integral multiple of the Borrowing Multiple; provided further that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of US$1,000,000 (or, in the case of a Competitive Loan denominated in a Designated Foreign Currency, the smallest amount of such currency that (i) is an integral multiple of 1,000,000 units of such currency and (ii) has a US Dollar Equivalent in excess of US$1,000,000) or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the applicable Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

            (e) The Applicable Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) If the Applicable Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the applicable Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Applicable Agent pursuant to paragraph (b) of this Section.

            SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Company and the Borrowing Subsidiaries may request the issuance of Letters of Credit denominated in US Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company or the applicable Borrowing Subsidiary shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an

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                                                                              38

Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, it will not result in (i) the LC Exposure exceeding $75,000,000, (ii) the sum of the total US Tranche Revolving Credit Exposures exceeding the total US Tranche Commitments or (iii) the sum of the aggregate Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the US Tranche Lenders, such Issuing Bank hereby grants to each US Tranche Lender, and each US Tranche Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such US Tranche Lender's US Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such US Tranche Lender's US Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each US Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, (provided that such letter of credit shall expire no later than the date set forth in paragraph (c) of this Section) or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or
(ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, then, if the Maturity Date shall not have occurred, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each US Tranche Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such US Tranche Lender's US Tranche Percentage thereof. Promptly following receipt of such notice, each US Tranche Lender shall pay to the Administrative Agent its US Tranche Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.08 with respect to Loans made by such US Tranche Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the US Tranche Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the US Tranche Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that US Tranche Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such US Tranche Lenders and such Issuing Bank as their interests may appear. Any payment made by a US Tranche Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect or (iii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor any of the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the US Tranche Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.13(c). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of the applicable replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent, the Required Lenders or, after the Commitments shall have been terminated or Loans accelerated pursuant to Article VII, Lenders representing more than 50% of the aggregate LC Exposures, demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit (or shall make other collateral arrangements satisfactory to the Administrative Agent) in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Tranche Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Significant Subsidiary described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in liquid, highly-rated investments and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers, as applicable, for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Tranche Lenders holding a majority in interest of the US Tranche Revolving Credit Exposure and unused US Tranche Commitments), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.06. Canadian Bankers' Acceptances. (a) Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(c) or

Section 2.09 shall be made ratably by the Canadian Tranche Lenders in accordance with the amounts of their Canadian Tranche Commitments. The failure of any Canadian Tranche Lender to accept any B/A required to be accepted by it shall not relieve any other Canadian Tranche Lender of its obligations hereunder; provided that the Canadian Tranche Commitments are several and no Canadian Tranche Lender shall be responsible for any other Canadian Tranche Lender's failure to accept B/As as required.

            (b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$5,000,000. The face amount of each B/A shall be C$100,000 or any whole multiple thereof. If any Canadian Tranche Lender's ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Canadian Agent in its sole discretion. B/As of more than one Contract Period may be outstanding at the same time; provided that there shall not at any time be more than a total of three B/A Drawings outstanding.

            (c) To request an acceptance and purchase of B/As, a Borrower shall notify the Canadian Agent of such request by telephone or by telecopy not later than 10:00 a.m., Local Time, one Business Day before the date of such acceptance and purchase. Each such request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Canadian Agent of a written request in a form approved by the Canadian Agent and signed by such Borrower. Each such telephonic and written request shall specify the following information:

            (i) the aggregate face amount of the B/As to be accepted and purchased;

            (ii) the date of such acceptance and purchase, which shall be a Business Day;

            (iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period" (and which shall in no event end after the Maturity Date); and

            (iv) the location and number of the Borrower's account to which any funds are to be disbursed, which shall comply with the requirements of
      Section 2.08. If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Borrower shall be deemed to have selected a Contract Period of 30 days' duration.

Promptly following receipt of a request in accordance with this paragraph, the Canadian Agent shall advise each Canadian Tranche Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

            (d) Each Borrower hereby appoints each Canadian Tranche Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As. It shall be the responsibility of each Canadian Tranche Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. Each Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Canadian Tranche Lender shall bind such Borrower as fully and effectually as if manually signed and duly issued by authorized officers of such Borrower. Each Canadian Tranche Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender. No Canadian Tranche Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the bad faith, gross negligence or willful misconduct of such Lender. Each Canadian Tranche Lender shall maintain a record with respect to B/As (i) received by it from the Canadian Agent in blank hereunder, (ii) voided by it for any reason,
(iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each Canadian Tranche Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or Federal statutes and regulations of Canada and to provide such records to each Borrower upon its request and at its expense. Upon request by any Borrower, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of such Borrower and that are held by such Lender and are not required to be issued pursuant to this Agreement.

            (e) Drafts of each Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or such Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on such Borrower.

            (f) Upon acceptance of a B/A by a Lender, such Lender shall purchase, or arrange the purchase of, such B/A from the applicable Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Canadian Agent the Discount Proceeds for the account of such Borrower as provided in Section 2.08. The acceptance fee payable by the Applicable Borrower to a Lender under Section 2.13 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Tranche Revolving Loan pursuant to Section 2.09, the net amount that would otherwise be payable to such Borrower by each Lender pursuant to this paragraph will be applied as provided in Section 2.09(f).

            (g) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A's accepted and purchased by it.

            (h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

            (i) Each Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and each Borrower agrees not to claim any days of grace if such Lender as holder sues each Borrower on the B/A for payment of the amounts payable by such Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, each Borrower shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment such Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

            (j) At the option of each Borrower and any Lender, B/As under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 2.23.

            (k) If a Canadian Tranche Lender is not a chartered bank under the Bank Act (Canada) or if a Canadian Tranche Lender notifies the Canadian Agent in writing that it is otherwise unable to accept B/As, such Canadian Tranche Lender will, instead of accepting and purchasing B/As, make a Loan (a "B/A Equivalent Loan") to the Canadian Borrower in the amount and for the same term as the draft which such Canadian Tranche Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Tranche Lender will provide to the Canadian Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower in the same manner as such Canadian Tranche Lender would have provided the Discount Proceeds in respect of the draft which such Canadian Tranche Lender would otherwise have been required to accept and purchase hereunder. Each such B/A Equivalent Loan will bear interest at the same rate which would result if such Canadian Tranche Lender had accepted (and been paid an acceptance fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the Borrower as the B/A which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a B/A would be deducted from the face amount of the B/A. Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

            SECTION 2.07. Australian Reliquification Bills. Each Australian Borrowing Subsidiary (the "Applicable Subsidiary") agrees, with respect to Loans denominated in Australian Dollars made to it:

            (a) To draw Bills when and in the form required by the Australian Agent on behalf of an Australian Tranche Lender. However, (i) the discounted value of those Bills, when added to the total of the discounted value of all other Bills drawn as required by the Australian Agent on behalf of the Australian Tranche Lender under this clause and which are outstanding, may not exceed the Australian Tranche Lender's Loans to which the Bills relate and (ii) no Bill is to be drawn which would mature after the Maturity Date.

            (b) The Applicable Subsidiary irrevocably appoints each Australian Tranche Lender and each authorized officer of each Australian Tranche Lender individually as its attorney to draw, accept or endorse the Bills and agrees to ratify all action taken by an attorney under this Section 2.07.

            (c) The Applicable Subsidiary's obligation to draw Bills ceases, and the appointment of an Australian Tranche Lender and its authorized officers as attorney for this purpose is revoked, on payment by the Applicable Subsidiary to the Australian Agent of all amounts owing to that Australian Tranche Lender under this Agreement.

            (d) Each Australian Tranche Lender unconditionally and irrevocably indemnifies the Applicable Subsidiary against liability or loss arising from, and any costs, charges and expenses (including stamp duty) incurred in connection with, any Bill drawn at such Australian Tranche Lender's request under this Section 2.07.

            SECTION 2.08. Funding of Borrowings and B/A Drawings. (a) Each Lender shall make each Loan to be made by it and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 1:00 p.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the applicable Lenders. The Applicable Agent will make such Loans or Discount Proceeds (net of applicable acceptance fees) available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Agent (i) in New York City, in the case of Loans denominated in US Dollars, (ii) in London, in the case of Loans denominated in Sterling, Euro or any Designated Foreign Currency other than Canadian Dollars and Australian Dollars, (iii) in Toronto, in the case of Loans denominated in Canadian Dollars or B/As, and (iv) in Sydney, in the case of Loans denominated in Australian Dollars, and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

            (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Applicable Agent, then the applicable Lender and the Borrowers severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the greater of (x)(A) the Federal Funds Effective Rate, in the case of Loans denominated in US Dollars and (B) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount, in the case of Loans denominated in a Designated Foreign Currency, and (y) a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing or the applicable Discount Rate, as the case may be. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing or such Lender's purchase of B/As.

            SECTION 2.09. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing or a Bill Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. Thereafter, the applicable Borrower may elect to convert such Borrowing or B/A Drawing to a different Type or to continue such Borrowing or B/A Drawing and, in the case of a Eurocurrency Revolving Borrowing or a Bill Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting the B/As comprising such B/A Drawing, as the case may be, and any Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. Notwithstanding any other provision of this Section, no Borrowing or B/A Drawing may be converted into or continued as a Borrowing or B/A Drawing with an Interest Period ending after the Maturity Date. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall notify the Applicable Agent of such election by telephone or by telecopy (i) in the case of an election that would result in a Borrowing, by the time and date that a Borrowing Request would be required under
Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time and date that a request would be required under Section 2.06 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the applicable Borrower (or the Company on its behalf). Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans or Bill Rate Loans that does not comply with
Section 2.02(d) or (iii) convert any Borrowing or B/A Drawing to a Borrowing or B/A Drawing not available under the Class of Commitments pursuant to which such Borrowing or B/A Drawing was made.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a Canadian Base Rate Borrowing, a B/A Drawing or a Bill Rate Borrowing; and

            (iv) if the resulting Borrowing is a Eurocurrency Borrowing or a Bill Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period", and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Contract Period".

If any such Interest Election Request requests a Eurocurrency Borrowing, a B/A Drawing or a Bill Rate Borrowing but does not specify an Interest Period or a Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month's or 30 days' duration, as applicable.

            (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing or B/A Drawing.

            (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing, Bill Rate Borrowing or B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period or Contract Period, such Borrowing, Bill Rate Borrowing or B/A Drawing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing, (ii) in the case of a Borrowing or B/A Drawing denominated in Canadian

Dollars, be converted to a Canadian Base Rate Borrowing, and (iii) in the case of any other Eurocurrency Borrowing or any Bill Rate Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            (f) Upon the conversion of any Canadian Tranche Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to a Borrower by each Lender pursuant to Section 2.06(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian Tranche Revolving Loan made by such Lender as part of such Canadian Tranche Borrowing (in the case of a conversion), or the reimbursement obligation owed to such Lender under
Section 2.06(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and such Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Tranche Revolving Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Applicable Agent to the applicable Issuing Bank or the applicable Lender as their interests may appear.

            SECTION 2.10. Termination and Reduction of Commitments; Increase and Adjustment of Tranche Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

            (b) The Company may at any time terminate, or from time to time reduce, the Commitments under any Tranche; provided that (i) each reduction of the Commitments under any Tranche shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures would exceed the total Commitments or the sum of the Revolving Credit Exposures under any Tranche would exceed the sum of the Commitments under such Tranche.

            (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the other Agents and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the Lenders in accordance with their respective Commitments under such Tranche.

            (d) (i) The Company may, by written notice to the Administrative Agent, request (x) that the total Commitments under any Tranche be increased (a "Commitment Increase") by an amount for each increased Tranche of not less than US$5,000,000, and (y) at the election of the Company, that simultaneous decreases (a "Commitment Decrease") be made to the Commitments under other Tranches; provided that at no time shall the aggregate amount of Commitment Increases effected pursuant to this paragraph exceed the aggregate amount of Commitment Decreases effected pursuant to this paragraph by more than $500,000,000. Such notice shall set forth the amount of the requested Commitment Increase (and Commitment Decrease, as applicable) in each Tranche, and the date on which such adjustment is requested to become effective (which shall be not less than 10 Business Days or more than 30 days after the date of such notice), and shall offer each Lender holding a Commitment under any increasing Tranche the opportunity to increase its Commitment in such Tranche by its Tranche Percentage of the proposed increased amount. Each such Lender shall, by notice to the Company and the Administrative Agent given not more than 5 Business Days after the date of the Company's notice, either agree to increase its applicable Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender" with respect to such Tranche) or decline to increase its applicable Commitment (and any Lender that does not deliver such a notice within such period of 5 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender" with respect to such Tranche). In the event that on the 5th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments under any Tranche by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender" with respect to such Tranche), which may include any Lender, to extend Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld) and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any Commitment Increase under any Tranche may be made in an amount less than the Commitment Increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders. Not less than three Business Days prior to the effective date (the "Increase Effective Date") of any Commitment Increase under any Tranche pursuant to this Section 2.10(d), the Company shall by written notice to the Administrative Agent confirm the Commitment Decreases, if any, to be made to the

Commitments under the other Tranches specified in the original notice given in respect of the proposed adjustments or shall specify the Commitment Decreases, if any, to be made in lieu thereof.

            (ii) On the Increase Effective Date, (A) the aggregate principal amount of the Revolving Loans outstanding under each Tranche under which a Commitment Increase will become effective (the "Initial Loans" under such Tranche) immediately prior to giving effect to the applicable Commitment Increase on the Increase Effective Date shall be deemed to be repaid, (B) after the effectiveness of the Commitment Increase, the Borrowers holding Commitments under such Tranche shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans under such Tranche and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (C) each Lender under such Tranche shall pay to the Applicable Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender's Tranche Percentage (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (y) such Lender's Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans, (D) after the Applicable Agent receives the funds specified in clause (C) above, the Applicable Agent shall pay to each Lender under such Tranche the portion of such funds that is equal to the difference, if positive, between (1) such Lender's Tranche Percentage (calculated without giving effect to the Commitment Increase) of the Initial Loans and (2) such Lender's Tranche Percentage (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (E) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Tranche Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (F) each applicable Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (A) above in respect of each Eurocurrency Loan or Bill Rate Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.17 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

            (iii) On the Increase Effective Date, each Commitment Decrease specified in the notice by the Company pursuant to paragraph (a) above (as adjusted pursuant to the last sentence of such paragraph) shall be made ratably among the Lenders holding Commitments under the decreasing Tranche in accordance with their respective Commitments under such Tranche.

            (iv) Commitment Increases, Commitment Decreases and new Commitments created pursuant to this Section 2.10(d) shall become effective on the date specified in the original notice delivered by the Company pursuant to the first sentence of paragraph (d)(i) above.

            (v) Notwithstanding the foregoing, no increase in the Commitments under any Tranche (or in any Commitment of any Lender) or addition of an Augmenting

Lender shall become effective under this Section unless, (A) the Company shall not have withdrawn its request under paragraph (d)(i) above by written notice to the Administrative Agent not less than three Business Days prior to the Increase Effective Date, (B) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a financial officer of the Company, and (C) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered pursuant to Section 4.03(b) in connection with the designation of a new Borrowing Subsidiary as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

            SECTION 2.11. Repayment of Loans and B/As; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the unpaid principal amount of each Revolving Loan on the Maturity Date and the face amount of each B/A, if any, accepted by such Lender as provided in Section 2.06, and (ii) to the Applicable Agent for the account of each Lender the unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted by such Lender, including the amounts of principal and interest and amounts in respect of B/As payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, and the amount of each B/A and the Contract Period applicable thereto, (ii) the amount of any principal, interest or other amount in respect of any B/A due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender's share thereof. Each other Agent shall promptly provide the Administrative Agent with all information needed to maintain such accounts in respect of the Loans or B/A Drawings administered by such Agent.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit F. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.12. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing and amounts owed in respect of outstanding B/As in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and payment of any amounts required under Section 2.17; provided that the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

            (b) In the event and on each occasion that the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds the total Commitments, or the sum of the Revolving Credit Exposures under any Tranche exceeds the sum of the Commitments under such Tranche, the Borrowers shall promptly prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess. If on any Reset Date, the aggregate amount of the sum of the Revolving Credit Exposures under any Tranche exceeds 105% of the sum of the Commitments under such Tranche, then each applicable Borrower shall, not later than the next Business Day, prepay one or more Borrowings or amounts owing in respect of outstanding B/As in an aggregate amount sufficient to eliminate such excess.

            (c) Prior to any optional or mandatory prepayment of Borrowings or amounts owing in respect of outstanding B/A Drawings, the applicable Borrower shall select the Borrowing or Borrowings and the B/A Drawing or B/A Drawings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) below.

            (d) The Company shall notify the Applicable Agent by telephone (confirmed by telecopy) or by telecopy of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing or a Bill Rate Borrowing, not later than 11:00 a.m., Local time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, a Canadian Base Rate Borrowing or a B/A Drawing, not later than 11:00 a.m., Local time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof, or amount owed in respect of an outstanding B/A Drawing or portion thereof, to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.10. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or amounts owing in respect of a B/A Drawing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02 or an acceptance and purchase of B/As as provided in Section
2.06. Each prepayment of a Revolving Borrowing or B/A

Drawing shall be applied ratably to the Loans included in the prepaid Borrowing or the B/As included in such B/A Drawing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

            (e) Amounts to be applied pursuant to this Section or Article VII to prepay or repay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account (as defined below). The Canadian Agent shall apply any cash deposited in the Prepayment Account allocable to amounts to become due in respect of B/As on the last day of their respective Contract Periods until all amounts due in respect of outstanding B/As have been prepaid or until all the allocable cash on deposit has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by a Borrower with the Canadian Agent and over which the Canadian Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (e). The Canadian Agent will, at the request of such Borrower, invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Canadian Agent in consultation with such Borrower that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid; provided, however, that the Canadian Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. Such Borrower shall indemnify the Canadian Administrative Agent for any losses relating to the investments so that the amount available to prepay amounts due in respect of B/As on the last day of the applicable Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of such Borrower, to the extent not necessary for the prepayment of B/As in accordance with this Section), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Article VII, the Canadian Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations in respect of Canadian Tranche Revolving Loans and B/As (and each Borrower hereby grants to the Canadian Agent a security interest in its Prepayment Account to secure such Obligations).

            SECTION 2.13. Fees. (a) The Borrowers agree to pay to the Administrative Agent, in US Dollars, for the account of the office (or Affiliate) of each Lender from which such Lender would make Loans to the Company in US Dollars hereunder (which office or Affiliate shall be specified by each Lender in each Tranche in a notice delivered to the Administrative Agent prior to the initial payment to such Lender under this paragraph) a facility fee, which shall accrue at the relevant Facility Fee Rate specified in the definition of Applicable Rate on the daily amount of the Commitments of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the Maturity Date; provided that, if such Lender continues to have any Revolving Credit Exposure after the Maturity Date, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the Maturity Date to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, on any date prior to the Maturity Date on which all the Commitments shall have terminated and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) Each Canadian Borrowing Subsidiary agrees to pay to the Canadian Agent, for the account of each Canadian Tranche Lender, on each date on which B/As drawn by such Canadian Borrowing Subsidiary are accepted hereunder, in Canadian Dollars, an acceptance fee computed by multiplying (i) the Applicable Rate for B/A Drawings on such date by (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

            (c) The Company and each Borrowing Subsidiary agrees to pay (i) to the Administrative Agent for the account of each US Tranche Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used from time to time to determine the interest rate applicable to Eurocurrency Revolving Loans (when Usage exceeds 50%) on the average daily amount of such US Tranche Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such US Tranche Lender's US Tranche Commitment terminates and the date on which such US Tranche Lender ceases to have any LC Exposure, and
(ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and the applicable Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the later of the date on which the Commitments terminate and the date on which there shall cease to be any LC Exposure. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between any Borrower and the Administrative Agent.

            (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for its own account or, in the case of facility fees, for distribution to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.14. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate and the Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate.

            (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Borrowing, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, (ii) in the case of a Bill Rate Borrowing, at the Australian Bank Bill Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (iii) in the case of a Eurocurrency Competitive Borrowing, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Borrowing.

            (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

            (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount payable in Canadian Dollars, 2% plus the rate applicable to Canadian Base Rate Loans as provided in paragraph (a) above or (iii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan or Bill Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling or Australian Dollars and (ii) interest computed by reference to the Canadian Base Rate or to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, Adjusted LIBO Rate, LIBO Rate or Australian Bank Bill Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.15. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

            (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

            (b) the Applicable Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in such currency shall be ineffective, and such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in US Dollars, as an ABR Borrowing, or (B) if such Borrowing is denominated in any other currency, as a Borrowing bearing interest at such rate as the Lenders and the Company may agree adequately reflects the costs to the Lenders of making or maintaining their Loans (or, in the absence of such agreement, shall be repaid as of the last day of the current Interest Period applicable thereto), (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing (or such Borrowing shall not be made if the applicable Borrower revokes (and in such circumstances, such Borrowing Request may be revoked notwithstanding any other provision of this Agreement) such Borrowing Request by telephonic notice, confirmed promptly in writing, not later than one Business Day prior to the proposed date of such Borrowing) and (iii) any request by a Borrower for a Eurocurrency Competitive Borrowing denominated in such currency shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

            SECTION 2.16. Increased Costs. (a) If any Change in Law shall:

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                                                                              57

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except to the extent any such reserve requirement is reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

            (ii) impose on any Lender or any Issuing Bank or the London, Canadian or Australian interbank markets any other condition affecting this Agreement or Eurocurrency Loans, Fixed Rate Loans, B/A Drawings or Bill Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, on an after-tax basis for such additional costs incurred or reduction suffered.

            (b) If any Lender or Issuing Bank determines that any Change in Law regarding such Lender's or Issuing Bank's capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by an Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's, or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) If the cost to any Lender of making or maintaining any Loan to or obtaining funds for the purchase of B/As from or participating in any Letter of Credit or any Issuing Bank of issuing or maintaining any Letter of Credit to any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 15 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent). A certificate of such Lender or such Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

            (d) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with supporting documentation or computations, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            (e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (f) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

            SECTION 2.17. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or Bill Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or to issue B/As for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(c) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan or the right to receive payment in respect of a B/A other than on the last day of the Interest Period or Contract Period, as the case may be, applicable thereto as a result of a request by the Company pursuant to Section 2.20 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or Bill Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount

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                                                                              59

of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Australian Bank Bill Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market or bill rate market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with supporting documentation or computations, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            SECTION 2.18. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section) the Agent, Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrowers shall indemnify each Agent, each Lender and each Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount and nature of such payment or liability delivered to the Company by a Lender, by an Issuing Bank or by an Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such

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                                                                              60

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Applicable Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

            (f) If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Agent or such Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

            SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16,
2.17 or 2.18, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified on
Schedule 2.19 for the account of the applicable Lenders or, in any such case, to such other account as the Applicable Agent shall from time to time specify in a notice delivered to the Company, except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or

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                                                                              61

amounts owing in respect of any B/A Drawing (or of any breakage indemnity in respect of any Loan or B/A Drawing) shall be made in the currency of such Loan or B/A Drawing; all other payments hereunder and under each other Loan Document shall be made in US Dollars, except as otherwise expressly provided. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment. Any amount payable by any Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

            (b) If at any time insufficient funds are received by and available to any Agent from any Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, amounts owing in respect of any B/A Drawing or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, amounts owing in respect of any B/A Drawing or participations in LC Disbursements, and accrued interest thereon under any Tranche than the proportion received by any other Lender under such Tranche, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, amounts owing in respect of any B/A Drawing or participating in LC Disbursements, as applicable, of other Lenders under such Tranche to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Tranche ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, amounts owing in respect of any B/A Drawing under such Tranche and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (d) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the applicable Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of an amount denominated in any Designated Foreign Currency).

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08(b) or paragraph (d) of this Section 2.19, then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Applicable Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.20. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Borrower is required to pay any additional interest to any Lender pursuant to
Section 2.22, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16, 2.18 or 2.22 as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 2.22, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent,

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                                                                              63

require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18 or additional interest required pursuant to Section 2.22, such assignment will result in a material reduction in such compensation, payments or additional interest.

            SECTION 2.21. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Wholly Owned Subsidiary of the Company as a US Borrowing Subsidiary, a UK Borrowing Subsidiary, a Euro Borrowing Subsidiary, a Canadian Borrowing Subsidiary or an Australian Borrowing Subsidiary, as applicable, by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

            SECTION 2.22. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans in any Designated Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit C hereto.

            (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve

Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans in any Designated Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

            (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

            SECTION 2.23. Redenomination of Certain Designated Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

            (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

            (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Company) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

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                                                                              65

                                  ARTICLE III

                         Representations and Warranties

                  Each of the Company and the Borrowing Subsidiaries represents and warrants to the Lenders that:

            SECTION 3.01. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) under the laws of the jurisdiction of its organization, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and, to the extent relevant, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified and in good standing would not have a Material Adverse Effect.

            SECTION 3.02. Subsidiaries. Each Significant Subsidiary is duly organized, validly existing and in good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) under the laws of the jurisdiction of its organization, has the requisite power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where such failure would not have a Material Adverse Effect. All the issued and outstanding Equity Interests in each Significant Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary, free of any Lien other than Permitted Encumbrances. The Significant Subsidiaries as of the date hereof are listed on Schedule 3.02.

            SECTION 3.03. Corporate Authority and Validity of Obligations. Each Borrower has the requisite right and authority to consummate the Transactions, to enter into this Agreement and each other Loan Document to which it is a party, to make the Borrowings herein provided for, to issue its notes in evidence thereof and to perform all of its obligations hereunder and under each other Loan Document to which it is a party; each of the Transactions has been duly authorized by the Borrowers and the execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate, company or partnership action by each Borrower party thereto and constitute valid and binding obligations of the Borrowers enforceable in accordance with their terms; and none of the Transactions, this Agreement, the other Loan Documents and the performance or observance by any Borrower or any Subsidiary of any of the matters or things herein or therein provided for contravene any provision of law or judgment or any charter or by-law provision of any Borrower or any material covenant, indenture or agreement of or affecting any Borrower or a substantial portion of any of their respective Properties.

            SECTION 3.04. Margin Stock. None of the Borrowers nor any of the Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and none of the Borrowers nor any of the Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

            SECTION 3.05. Financial Reports. The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of earnings, shareholders' equity and cash flows of the Company and the Subsidiaries and accompanying notes thereto (i) as at December 27, 2003, and for the year then ended, which financial statements are accompanied by the report of PriceWaterhouseCoopers LLP, and (ii) as at September 25, 2004, and for the fiscal quarter and the portion of the fiscal year then ended, certified by the Company's chief financial officer, heretofore furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of the Company and the Subsidiaries as at such dates and their consolidated results of operations, shareholders' equity and cash flows for the periods then ended in conformity with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

            SECTION 3.06. No Material Adverse Change. Since September 25, 2004, there has not occurred or become known any condition or change that has affected or would reasonably be expected to affect materially and adversely the business, assets, liabilities or financial condition of the Company, and its Subsidiaries taken as a whole.

            SECTION 3.07. Litigation. There is no litigation or governmental proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to impair the validity or enforceability of, or materially impair the ability of the Company or any other Borrower to perform its obligations under, this Agreement or any other Loan Document or (b) except as disclosed on Schedule
3.07 or in the Company's Form 10-Ks and 10-Qs filed with the SEC covering periods through September 25, 2004, would reasonably be expected to result in any Material Adverse Effect.

            SECTION 3.08. Tax Returns. Except as set forth on Schedule 3.08, the Company has filed consolidated United States federal income tax returns for all taxable years ended on or before January 3, 2004 and such returns of the Company for the taxable year ended December 31, 1999 and all taxable years ended before such date have been examined and approved by the Internal Revenue Service as filed, and any additional assessments for any such year have been paid or the applicable statute of limitations therefor has expired. There are no assessments pending for the consolidated United States federal income tax returns of the Company and the Subsidiaries of a material nature for any taxable year ended after January 3, 2004, nor to the knowledge of the Company is any such assessment threatened, other than those provided for by adequate reserves under GAAP.

            SECTION 3.09. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, or any other Person, is necessary to the consummation of the Transactions or the valid execution, delivery or performance by any Borrower of this Agreement or any other Loan Document except for those obtained on or before the Effective Date or those the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            SECTION 3.10. ERISA. The Company and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974 ("ERISA") to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation or any successor thereto ("PBGC"). No condition exists or event or transaction has occurred under or relating to any Plan which could reasonably be expected to result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty. Except as disclosed on Schedule 3.10 or the most recent audited consolidated annual financial statements of the Company, neither the Company nor any Subsidiary has any material contingent liability for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title 1 of ERISA.

            SECTION 3.11. Environmental Matters. Except as set forth on Schedule 3.11, or except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company and its Subsidiaries (a) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (b) has become subject to any liability under any Environmental Laws, (c) has received notice of any claim with respect to any Environmental Laws or (d) knows of any basis for any liability under any Environmental Laws.

            SECTION 3.12. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for defects in title that could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

            (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by them does not infringe upon the rights of any other Person, except for any such defects in ownership or license rights or other infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.13. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of the Food and Drug Administration and each other Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.14. Investment and Holding Company Status. None of the Company and its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.15. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that such projections will be realized).

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and accept and purchase B/As and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Gary H. Pilnick, Senior Vice President, General Counsel and Secretary of the Company, substantially in the form of Exhibit D-1, and (ii) Kirkland & Ellis LLP, counsel for the Borrowers, substantially in the form of Exhibit D-2. Each Borrower hereby requests such counsel to deliver such opinion.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of each Borrower and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid on or prior to the Effective Date by the Borrowers hereunder.

            (f) On the Effective Date, the commitments of the Lenders under the Existing Credit Agreements shall have been terminated, no Loans shall be outstanding thereunder, all letters of credit issued thereunder shall have been fully drawn or shall have expired or been terminated, and all fees and other amounts accrued for the accounts of or otherwise owing to the Lenders, any Issuing Bank or the Administrative Agent thereunder, whether or not at the time due and payable, shall have been paid.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder and accept and purchase B/As and the Issuing Banks to issue Letters of Credit shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on November 24, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Borrowing. The obligation of each Lender to make any Loan or accept and purchase any B/As and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit hereunder, is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

            (a) The representations and warranties (other than those set forth in Sections 3.06 and 3.07 in the case of Borrowings made, B/As accepted and purchased or Letters of Credit issued, amended, renewed or extended, as applicable, after the Effective Date) of the Borrowers set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, such acceptance and purchase of B/As or such issuance, amendment, renewal or extension of any Letter of Credit, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing, such acceptance and purchase of B/As or such issuance, amendment, renewal or extension of any Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing, each acceptance and purchase of B/As and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

            SECTION 4.03. Initial Borrowing by each Borrowing Subsidiary. The obligation of each Lender to make Loans or accept and purchase B/As and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit to or for the account of any Borrowing Subsidiary (other than the Borrowing Subsidiaries party hereto on the date hereof) is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

            (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement, duly executed by all parties thereto.

            (b) The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders as to itself and its subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

            SECTION 5.01. Corporate Existence. The Company shall, and shall cause each Significant Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 6.04.

            SECTION 5.02. Maintenance. The Company will maintain, preserve and keep its Property necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and will from time to time make all necessary repairs, renewals, replacements, additions and betterments thereto so that in the judgment of the Company at all times such Property shall be reasonably preserved and maintained, and will cause each Significant Subsidiary so to do for Property owned or used by it, except where the failure of which to maintain or preserve could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section
5.02 shall prevent the Company or a Significant Subsidiary from discontinuing the operation or maintenance of any such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of the Subsidiary and in the reasonable opinion of the Company is not disadvantageous in any material respect to the Lenders.

            SECTION 5.03. Taxes. The Company will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against the Company or such Subsidiary or against their respective Property, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that (a) the same is being contested in good faith and by appropriate proceedings and adequate reserves under GAAP are provided therefor or (b) the same could not reasonably be expected to give rise to a Lien that would not be permitted under Section 6.02(d).

            SECTION 5.04. Insurance. The Company will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, with reputable insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Company will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks with reputable insurance companies. The Company will upon request of the Administrative Agent furnish to the Administrative Agent, for distribution to each Lender, a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 5.04.

            SECTION 5.05. Financial Reports and Other Information. The Company will, and will cause each Subsidiary to, maintain a standard system of accounting substantially in accordance with GAAP and will furnish to the Lenders and their respective duly authorized representatives such information respecting the business and financial condition of the Company and the Subsidiaries as they may reasonably request; and without any request will furnish to the Administrative Agent, which will make available by means of electronic posting to each Lender:

            (a) within 60 days after the end of each of the first three quarterly fiscal periods of the Company, a copy of the Company's Form 10-Q Report filed with the SEC;

            (b) within 120 days after the end of each fiscal year of the Company, a copy of the Company's Form 10-K Report filed with the SEC, including a copy of the annual report of the Company and the Subsidiaries for such year with accompanying financial statements, prepared by the Company and certified by independent public accountants of recognized standing, in accordance with GAAP;

            (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Company sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Company files with the SEC, or with any national securities exchange;

            (d) promptly following a request therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

            (e) (i) promptly after the Company has knowledge thereof, notice (including a description in reasonable detail) of the occurrence of any Default or Event of Default, and (ii) within five Business Days after the Company has knowledge thereof, notice of any change to any rating of the Index Debt by S&P or Moody's.

In addition, in the event that Subsidiaries not constituting Significant Subsidiaries shall at any time (as a result of any acquisition or disposition of any Person or line of business involving any party other than the Company and the Subsidiaries or any reorganization of the Company or any Subsidiaries) represent more than 10% of Consolidated Total Assets or Consolidated Net Sales as of such date or for such period, the Company will promptly designate additional Significant Subsidiaries by written notice to the Administrative Agent until such excess has been eliminated.

            Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 5.05 shall be accompanied by a compliance certificate in substantially the form of Exhibit E signed by a Financial Officer of the Company. Each financial statement furnished to the Lenders pursuant to subsection (b) of this Section 5.05 shall also be accompanied by a certificate signed by a Financial Officer of the Company confirming compliance with the requirements set forth in the definition of "Significant Subsidiary" and in the last sentence of the immediately preceding paragraph, attaching a revised form of Schedule 3.02 showing all additions to and removals from the Significant Subsidiaries since the date of the most recently delivered form of Schedule 3.02 (or confirming that there have been no changes from such most recently delivered form of Schedule 3.02). If the Company is no longer required to file Form 10-Q and 10-K Reports with the SEC, the Company will nevertheless furnish to the Lenders at the time herein above set forth all the financial and other information that would have comprised such filings.

            Information required to be delivered pursuant to this Section shall be deemed to have been delivered on the date on which the Company provides notice to the Lenders that such information has been posted on the Company's website on the Internet at http://www.kelloggs.com or at the appropriate Company designated website at http://www.sec.gov or http://intralinks.com; provided that the Company shall deliver paper copies of the information referred to in this Section after the date delivery is required thereunder to any Lender which requests such delivery within 5 Business Days after such request.

            SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which in all material respects full, true and correct entries are made of all dealings and transactions in relation to its business and activities as consistent with good business practices in the judgment of the Company. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its independent accountants (upon reasonable notice to the Company and with its officers permitted to be present at such times) and its officers, all at such reasonable times and as often as reasonably requested.

            SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of the Food and Drug Administration and each other Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and each B/A and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders as to itself and its subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

            SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist at any time:

            (a) any Indebtedness of the Company secured by any Lien encumbering any asset of the Company or any Subsidiary (other than Indebtedness of the Company set forth on Schedule 6.01);

            (b) any Indebtedness of any Subsidiary (other than (i) Indebtedness under this Agreement, (ii) the Indebtedness of any Subsidiary set forth on
      Schedule 6.01, (iii) Indebtedness to the Company or any other Wholly Owned Subsidiary and (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof that existed at the time such Person became a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary); or

            (c) any Capital Lease Obligation;

if such creation, incurrence, assumption or existence would result in the sum, without duplication, of (i) the aggregate principal amount of Indebtedness outstanding under clauses (a), (b) and (c) above, (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.02(d),
(iii) the aggregate amount of the Financed Portions of all outstanding Securitizations and (iv) the outstanding Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03(b) exceeding 12% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements for the Company and its Subsidiaries are available.

            SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances and Liens solely for the benefit of the Company or any Wholly Owned Subsidiary;

            (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

            (d) Liens not expressly permitted by clauses (a) through (c) above and Securitizations; provided that the sum, without duplication, at any time of (i) the aggregate principal amount of Indebtedness outstanding under Sections 6.01(a), (b) and (c), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by this clause (d),
      (iii) the aggregate amount of the Financed Portions of all outstanding Securitizations and (iv) the outstanding Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03(b) shall not exceed 12% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements for the Company and its Subsidiaries are available.

            SECTION 6.03. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction except:

            (a) Sale-Leaseback Transactions existing on the date hereof and set forth on Schedule 6.03; and

            (b) other Sale-Leaseback Transactions; provided that the sum, without duplication, at any time of (i) the aggregate principal amount of Indebtedness outstanding under Sections 6.01(a), (b) and (c), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.02(d), (iii) the aggregate amount of the Financed Portions of all outstanding Securitizations and (iv) the aggregate outstanding Attributable Debt in respect of Sale-Leaseback Transactions permitted by this clause (b) does not at any time exceed 12% of Consolidated Total Assets as of the most recent fiscal quarter end for which financial statements for the Company and its Subsidiaries are available.

            SECTION 6.04. Fundamental Changes. (a) The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired and whether directly or through any merger or consolidation of, or any sale, transfer, lease or other disposition of Equity Interests in, or the assets of, any Subsidiary), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary,
(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

            (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary, similar or supportive thereto.

            SECTION 6.05. Use of Proceeds. The proceeds of the Loans will be used only to provide liquidity in connection with the Company's commercial paper program and for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and
X. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Company and its Subsidiaries which are subject to any arrangement hereunder whereby the Company's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be Margin Stock. Letters of Credit will be issued only to support payment obligations incurred in the ordinary course of business by the Borrowers.

            SECTION 6.06. Interest Expense Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending on or after the last day of the first fiscal quarter beginning after the Effective Date, to be less than 4.0 to 1.0.

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) (i) default in the payment when due of any principal on any Loan or any B/A, or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether on the date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) default for a period of five days in the payment when due of interest on any Loan, or (iii) default for a period of 10 days in the payment when due of any other sum required to be paid pursuant to this Agreement;

            (b) default by any Borrower in the observance or performance of any of the covenants set forth in Sections 5.01 (with respect to the Company's existence) or 5.05(e) or in Article VI;

            (c) default by any Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within 30 days after notice thereof to the Company by the Administrative Agent or any Lender;

            (d) any representation or warranty made (or deemed made) herein by any Borrower, or in any statement or certificate furnished by any Borrower pursuant hereto or in connection with any Loan, proves untrue in any material respect as of the date of the issuance or making (or deemed making) thereof;

            (e) default in the payment when due, after any applicable grace period, of any Indebtedness or any amount due under any Hedging Agreement the US Dollar Equivalent of the aggregate principal amount of which exceeds US$50,000,000 (the "Aggregate Amount") issued, assumed or guaranteed by the Company or any Subsidiary (other than Indebtedness owing by any Subsidiary to the Company or to another Subsidiary); or default or other event under any indenture, agreement or other instrument under which any such Indebtedness is outstanding or under any such Hedging Agreement (other than a default under any provision of any other indenture, agreement or other instrument to which any

      Lender is party that restricts the ability of the Company or any Subsidiary to sell, pledge or otherwise dispose of Margin Stock), and such default or event shall result in the acceleration of the maturity or the required redemption or repurchase of Indebtedness, or the early termination of and a required payment under such Hedging Agreement, exceeding in the aggregate such Aggregate Amount;

            (f) any "reportable event" (as defined in ERISA) which constitutes grounds for the termination of any Plan by the PBGC, or for the appointment by an appropriate court of a trustee to administer or liquidate any Plan, or could reasonably be expected to result in a Material Adverse Effect, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Company by the Administrative Agent; or any Plan shall be terminated by the PBGC; or a trustee shall be appointed to administer any Plan; or the PBGC shall institute proceedings to administer or terminate any Plan; and in the case of any such event the aggregate amount of unfunded liabilities under any affected Plan shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one Plan) US$50,000,000; or the Company or any of its Subsidiaries or any member of the Controlled Group of any of them shall withdraw (completely or partially) from any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and the aggregate amount of the liability of the Company and its Subsidiaries to such plan under Title IV of ERISA shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one such plan) US$50,000,000;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (i) the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (j) one or more judgments for the payment of money in an aggregate amount in excess of US$75,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment; or

            (k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

            If a Default or Event of Default shall have occurred with respect to any Borrowing Subsidiary (other than any Default or Event of Default under a provision of this Agreement that applies to such Borrowing Subsidiary by virtue of its status as a Subsidiary or a Significant Subsidiary and regardless of whether it is a Borrowing Subsidiary), then immediately upon the repayment in full of all Loans outstanding to such Borrowing Subsidiary and the delivery to the Administrative Agent of a Borrowing Subsidiary Termination Agreement in accordance with Section 2.21 such Default or Event of Default shall cease to be effective with respect to such Borrowing Subsidiary.

            On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in this Article VII and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Tranche in which it shall participate as of such date, such Lender shall own an interest equal to such Lender's CAM Percentage in the Designated

Obligations under each of the Tranches. It is understood and agreed that Lenders holding interests in B/As on the CAM Exchange Date shall discharge the obligations to fund such B/As at maturity in exchange for the interests acquired by such Lenders in funded Loans in the CAM Exchange. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 10.04, the Company and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Company, the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent or the Applicable Agent all such promissory notes and other instruments and documents as the Administrative Agent or such Applicable Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            As a result of the CAM Exchange, on and after the CAM Exchange Date,
(i) each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph below) and (ii) Section 2.18(e) shall not apply with respect to any Taxes required to be withheld or deducted by a Borrower from or in respect of payments hereunder to any Lender or Administrative Agent that exceed the Taxes such Borrower would have otherwise been required to withhold or deduct from or in respect of payments to such Lender or Administrative Agent had such CAM Exchange not occurred.

            In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by the applicable Borrower, then (i) each US Tranche Lender (determined without giving effect to the CAM Exchange) shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such US Tranche Lender's applicable US Tranche Percentage of such LC Disbursement (without giving effect to the CAM Exchange) and (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable US Tranche Lenders and, in the event distributions shall have been made in accordance with clause (i) of the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

                                  ARTICLE VIII

                                   The Agents

            In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as Administrative Agent on behalf of the Lenders and Issuing Banks, JPME is hereby appointed to act as London Agent on behalf of the Lenders, JPMorgan Chase Bank, N.A. Toronto Branch is hereby appointed to act as Canadian Agent on behalf of the Lenders and JPMA is hereby appointed to act as Australian Agent on behalf of the Lenders. Each of the Lenders and each Issuing Bank hereby irrevocably authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            Any bank serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, any Borrower or any Subsidiary or other Affiliate thereof as if it were not such Agent hereunder.

            The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own bad faith, gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and no such Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Such Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section
10.03 shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right (in consultation with, and with the consent of, the Company, which shall not be unreasonably withheld) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (in consultation with, and (unless an Event of Default has occurred and is continuing pursuant to Article VII), with the consent of the Company, which shall not unreasonably withhold such consent and which shall, if the retiring Agent shall so request, designate and approve a successor Agent) on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

            None of the institutions named as Syndication Agent or Documentation Agent in the heading of this Agreement shall, in their capacities as such, have any duties or responsibilities of any kind under this Agreement.

                                   ARTICLE IX

                                    Guarantee

            In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder and to induce the Issuing Banks to issue Letters of Credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

            The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or Issuing Bank, as the case may be, to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement any Borrowing Subsidiary Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document or agreement; (d) the failure or delay of any Lender or Issuing Bank, as the case may be, to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender or Issuing Bank, as the case may be, to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument;
(f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

            The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender or Issuing Bank, as the case may be, to any balance of any deposit account or credit on the books of any Lender or Issuing Bank, as the case may be, in favor of any Borrower or Subsidiary or any other Person.

            The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

            The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or Issuing Bank as applicable, upon the bankruptcy or reorganization of any Borrower or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Lender or Issuing Bank may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders in cash an amount equal the unpaid principal amount of such Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

            Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders (it being understood that, after the discharge of all the Obligations due and payable from such Borrowing Subsidiary, such rights may be exercised by the Company notwithstanding that such Borrowing Subsidiary may remain contingently liable for indemnity or other Obligations).

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Company, to it at One Kellogg Square, P.O. Box 3599, Battle Creek, MI 49016-3599, Attention of each of the Treasurer and the General Counsel (Telecopy No. (616) 961-3494);

            (b) if to any Borrowing Subsidiary, to it in care of the Company as provided in paragraph (a) above;

            (c) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Cherry Arnaez (Telecopy No. (713) 750-2782), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York 10017, Attention of Laura Cumming (Telecopy No. (212) 270-5100);

            (d) if to the London Agent, to it at J.P. Morgan Europe Limited, Trinity Tower, 9 Thomas Moore Street, London, England E19YT, Attention of Loans Agency Division (Telecopy No. 011-44-207-777-2360), with a copy to the Administrative Agent as provided in paragraph (c) above;

            (e) if to the Canadian Agent, to it at JPMorgan Chase Bank, N.A., Toronto Branch, 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Ontario M5X 1A4, Canada, Attention of: Portfolio Management Associates (Telecopy No. (416) 216-4162); with a copy to the Administrative Agent as provided in paragraph (c) above;

            (f) if to the Australian Agent, to it at J.P. Morgan Australia Limited, at the address designated by the Administrative Agent, with a copy to the Administrative Agent as provided in paragraph (c) above;

            (g) if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company; and

            (h) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments. (a) No failure or delay by any Agent, any Lender or any Issuing Bank in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Lenders and the Issuing Banks hereunder and under any other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the written consent of the Required Lenders and, in the case of any other Loan Document, each applicable Borrower (or the Company on behalf of such Borrower); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or any amount payable in respect of B/As or reduce the rate of interest thereon, or reduce any fees payable to any Lender hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) waive or change (x) Section 2.19(b) or (c) or any other provision providing for the pro rata nature of sharing payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby or (y) Section 2.02 or any other provision providing for the pro rata nature of disbursements by the Lenders, in a manner that would alter the requirement that such disbursements be made pro rata, in each case without the written consent of each Lender affected thereby, (v) waive or change Section 2.10(c) or (d)(iii) in a manner that would alter the pro rata reduction of the Commitments required thereby, without the written consent of each Lender affected thereby, (vi) waive or change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Tranche) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) waive or change any provision of the last three paragraphs of
Article VII without the written consent of each

Lender, (viii) waive or change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders under any Tranche differently from those of Lenders under any other Tranche without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Tranche (treating Competitive Loans in the same way as in determining the Required Lenders for purposes of determining any majority), or (ix) release the Company from its obligations under Article IX, without the written consent of each Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be, and (B) any waiver, amendment or modification that by its terms is limited in effect to the rights or duties of Lenders under one or more (but less than all) of the Tranches, such waiver, amendment or modification may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of Lenders under each affected Tranche. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, each other applicable Agent) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, including reimbursement obligations with respect to LC Disbursements and interest thereon.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent and the other Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers (requested by or for the benefit of any Borrower) of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, the B/As accepted and purchase or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrowers shall indemnify each Agent, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons involved directly or indirectly in the Transactions (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Excluded Taxes), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, B/A or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) do not result in actual out-of-pocket loss or expense by such Indemnitee or (B) result from the bad faith, wilful misconduct or gross negligence of such Indemnitee or the breach by such Indemnitee of its agreements set forth in the Loan Documents.

            (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to any Agent or Issuing Bank under paragraph (a) or (b) of this Section each Lender severally agrees to pay to such Agent or Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such.

            (d) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor setting forth the amount and the nature of the expense or claim, as applicable.

            SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Administrative Agent, each Issuing Bank and, except in the case of an assignment to a Lender or an Affiliate of a Lender, the Company must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under
Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, amounts in respect of B/As and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Lenders and the Issuing Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Lender and any Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Company is notified of the participation sold to such

Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.18(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to Section 2.01 or the option to participate in any Letter of Credit, as the case may be; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC or to participate in any Letter of Credit and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, or to participate in such Letter of Credit the Granting Bank shall be obligated to make such Loan or participate in such Letter of Credit pursuant to the terms hereof. The making of a Loan by an SPC or the participation by such SPC in any Letter of Credit shall be deemed to utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank or such participation in a Letter of Credit were paid or taken, as the case may be by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or participations in any Letters of Credit to its Granting Bank or to any financial institutions (if consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans or participations in any Letters of Credit (but not relating to any Borrower, except with the Company's consent) to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Lender or any Issuing Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and
10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the Letters of Credit or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signature of each of the other parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower (other than payroll accounts and trust accounts) against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

            (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Confidentiality. Each of the Agents, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty to any swap or derivative transaction relating to the Borrowers and their obligations, or any advisor of any such counterparty, (g) with the consent of any Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Lender or any Issuing Bank on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as a prudent Person engaged in the same business or following customary procedures for such business would accord to its own confidential information.

            SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 10.15. USA Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with its requirements.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    KELLOGG COMPANY,

                                       by   /s/ Joel R. Wittenberg
                                          ------------------------------
                                          Name:  Joel R. Wittenberg
                                          Title: Vice President - Treasurer

                                    KELLOGG CANADA INC., as a Canadian
                                    Borrowing Subsidiary,

                                       by   /s/ Jose Tafner
                                          -----------------------
                                          Name:  Jose Tafner
                                          Title: Vice-President, Finance and
                                                 Administration and Treasurer

                                    JPMORGAN CHASE BANK, N.A.,
                                    individually, as Issuing Bank and
                                    as Administrative Agent,

                                       by   /s/ Laura J. Cumming
                                          ----------------------------
                                          Name:  Laura J. Cumming
                                          Title: Vice President

                                    J.P. MORGAN EUROPE LIMITED, as London Agent,

                                       by   /s/ N. Hall
                                          -------------------
                                          Name:  N. Hall
                                          Title: Associate

                                       by   /s/ M. Graves
                                          ---------------------
                                          Name:  M. Graves
                                          Title: Associate

                                    JPMORGAN CHASE BANK, N.A., TORONTO
                                    BRANCH, as Canadian Agent,

                                       by   /s/ Christine Chen
                                          --------------------------
                                          Name:  Christine Chen
                                          Title: Vice President

                                    J.P. MORGAN AUSTRALIA LIMITED, as Australian
                                    Agent,

                                       by   /s/ Tony Benecke
                                          ------------------------
                                          Name:  Tony Benecke
                                          Title: Vice President

                                          :

                                       ALLIED IRISH BANKS, P.L.C.,

                                       by   /s/ Jude Treacy
                                          -----------------------
                                          Name:  Jude Treacy
                                          Title: Vice President

                                       BANCO BILBAO VIZCAYA ARGENTARIA,
                                       S.A.,

                                       by   /s/ Anne-Maureen Sarfati
                                          -----------------------------
                                          Name:  Anne-Maureen Sarfati
                                          Title: Vice President
                                                 Global Corporate Banking

                                       by   /s/ John Martini
                                          ------------------------
                                          Name:  John Martini
                                          Title: Vice President
                                                 Corporate Banking

                                       BANK HAPOALIM, B.M,

                                       by   /s/ Lenroy Hackett
                                          --------------------------
                                          Name:  Lenroy Hackett
                                          Title: First Vice President

                                       by   /s/ Marc Bosc
                                          ----------------------------
                                          Name:  Marc Bosc
                                          Title: Vice President

                                       BANK OF AMERICA, N.A.,

                                       by   /s/ Casey Cosgrove
                                          --------------------------
                                          Name:  Casey Cosgrove
                                          Title: Vice President

                                       BARCLAYS BANK PLC,

                                       by   /s/ Philip S.A. Capparis
                                          -----------------------
                                          Name:  Philip S.A. Capparis
                                          Title: Director

                                       BNP PARIBAS,

                                       by   /s/ Frederick H. Moryl Jr.
                                          ------------------------------
                                          Name:  Frederick H. Moryl Jr.
                                          Title: Managing Director


                                       by   /s/ Christine Howatt
                                          ----------------------------
                                          Name:  Christine Howatt
                                          Title: Director

                                       BNP PARIBAS (Canada),

                                       by   /s/ Andrew Sclater
                                          --------------------------
                                          Name:  Andrew Sclater
                                          Title: Assistant Vice President
                                                 Corporate Banking

                                       by   /s/ Don R. Lee
                                          ----------------------
                                          Name:  Don R. Lee
                                          Title: Managing Director
                                                 Corporate Banking

                                       CITIBANK, NA,

                                       by   /s/ Andrew L. Kreeger
                                          -----------------------------
                                          Name:  Andrew L. Kreeger
                                          Title: Vice President
                                                 Citibank NA

                                       CITIBANK, N.A., CANADIAN BRANCH,

                                       by   /s/ Adam Shepherd
                                          -------------------------
                                          Name:  Adam Shepherd
                                          Title: Authorized Signer

                                       COBANK, ACB,

                                       by   /s/ S. Richard Dill
                                          ---------------------------
                                          Name:  S. Richard Dill
                                          Title: Vice President

                                       COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEEN BANK B.A,
                                       "RABOBANK INTERNATIONAL", NEW
                                       YORK BRANCH, AS A LENDER

                                       by   /s/ Michael L. Laurie
                                          -----------------------------
                                          Name:  Michael L. Laurie
                                          Title: Executive Director

                                       by   /s/ Brett Delfino
                                          ----------------------------
                                          Name:  Brett Delfino
                                          Title: Executive Director

                                       DEUTSCHE BANK AG, NEW YORK
                                       BRANCH,

                                       by   /s/ Frederick Laird
                                          ---------------------------
                                          Name:  Frederick Laird
                                          Title: Managing Director

                                       by   /s/ Belinda Wheeler
                                          ---------------------------
                                          Name:  Belinda Wheeler
                                          Title: Vice President

                                       FIFTH THIRD BANK,

                                       by   /s/ Kevin M. Paul
                                          -------------------------
                                          Name:  Kevin M. Paul
                                          Title: Vice President

                                       FORTIS CAPITAL CORP,

                                       by   /s/ H. Raison
                                          ---------------------
                                          Name:  H. Raison
                                          Title: Vice President

                                       by   /s/ John W. Deegan
                                          --------------------------
                                          Name:  John W. Deegan
                                          Title: Senior Vice President

                                       HSBC BANK USA, NATIONAL
                                       ASSOCIATION,

                                       by   /s/ William B. Murray
                                          -----------------------------
                                          Name:  William B. Murray
                                          Title: Vice President

                                       LLOYDS TSB BANK PLC,

                                       by   /s/ Windsor Davies
                                          --------------------------
                                          Name:  Windsor Davies
                                          Title: Corporate Banking, USA

                                       by   /s/ Janama C. Nascimento
                                          ----------------------------
                                          Name:  Janama C. Nascimento
                                          Title: Executive Officer,
                                                 Corporate Banking, USA

                                       MORGAN STANLEY BANK,

                                       by   /s/ Daniel Twenge
                                          -------------------------
                                          Name:  Daniel Twenge
                                          Title: Vice President

                                       SUMITOMO MITSUI BANKING
                                       CORPORATION,

                                       by   /s/ Yasuhiko Imai
                                          -------------------------
                                          Name:  Yasuhiko Imai
                                          Title: Senior Vice President

                                       SUNTRUST BANK,

                                       by   /s/ Douglas O'Bryan
                                          ---------------------------
                                          Name:  Douglas O'Bryan
                                          Title: Vice President

                                       THE BANK OF NOVA SCOTIA,

                                       by   /s/ N. Bell
                                          -------------------
                                          Name:  N. Bell
                                          Title: Senior Manager

                                       THE BANK OF TOKYO-MITSUBISHI,
                                       LTD., CHICAGO BRANCH,

                                       by   /s/ Shinichiro Munechika
                                          ---------------------------
                                          Name:  Shinichiro Munechika
                                          Title: Deputy General Manager

                                       THE NORTHERN TRUST COMPANY,

                                       by   /s/ Thomas E. Bernhardt
                                          ---------------------
                                          Name:  Thomas E. Bernhardt
                                          Title: Vice President

                                       UNICREDITO ITALIANO,

                                       by   /s/ Gianni Franco Papa
                                          ------------------------------
                                          Name:  Gianni Franco Papa
                                          Title: SVP & General Manager

                                       by   /s/ Charles Michael
                                          ------------------------------
                                          Name:  Charles Michael
                                          Title: Vice President

                                       WELLS FARGO BANK, N.A.,

                                       by   /s/ Kathleen Savard
                                          ---------------------------
                                          Name:  Kathleen Savard
                                          Title: Vice President

                                       by   /s/ Thiplado Siddigui
                                          -----------------------------
                                          Name:  Thiplada Siddigui
                                          Title: Vice President